Exhibit 99.1

B Communications Ltd. (formerly: 012 Smile.Communications Ltd.) Consolidated Financial Statements As at January 1, 2008, December 31, 2009 and 2008

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
B Communications Ltd. (formerly: 012 Smile.Communications Ltd.):

We have audited the accompanying consolidated statements of financial position of B Communications Ltd. (formerly: 012 Smile.Communications Ltd.) and its subsidiary (hereinafter - “the Company”) as at January 1, 2008, December 31, 2008 and 2009 and the consolidated statements of income, consolidated statements of comprehensive income, consolidated changes in equity and consolidated cash flows, for the years ended December 31, 2008 and 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at January 1, 2008, December 31, 2008 and 2009, and its consolidated results of operations and cash flows, for the years ended December 31, 2008 and 2009 in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Company’s annual consolidated financial statements for 2008 were previously prepared in conformity with U.S. generally accepted accounting principles. As more fully described in Note 2A to the consolidated financial statements, the Company elected in 2009, to change the basis of accounting used in preparing its financial statements for it to be in conformity with IFRS as issued by the IASB.  Consequently, the Company’s annual prior year financial statements for 2008, referred to above, are now being presented in accordance with IFRS as issued by the IASB.

The accompanying consolidated financial statements as of and for the year ended December 31, 2009 have been translated into United States dollars (“dollars”) solely for the convenience of the reader.  We have audited the translation and, in our opinion, the consolidated financial statements expressed in New Israeli Shekels (“NIS”) have been translated into dollars on the basis set forth in Note 2E to the consolidated financial statements.

Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG International

Tel Aviv, Israel
June 30, 2010

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statements of Financial Position as at

(In thousands)

					Convenience
					translation into
					U.S. dollars
		January 1	December 31		(Note 2)
		2008	2008	2009	2009
	Note	NIS	NIS	NIS	US$
Assets
Cash and cash equivalents	7	229,895	60,652	939,668	248,919
Marketable securities	8	-	76,742	98,641	26,130
Trade receivables	9	194,964	203,009	-	-
Parent company receivable	27	6,553	-	769	204
Related parties receivables	27	2,161	-	3,552	941
Other receivables	9	19,804	23,038	3,682	974
Assets classified as held-for-sale	6	-	-	1,362,279	360,869

Total current assets		453,377	363,441	2,408,591	638,037

Long-term trade receivables	9	3,460	6,350	-	-
Marketable securities	8	-	152,020	-	-
Property and equipment	10	134,112	137,407	-	-
Intangible assets	11	644,621	625,937	-	-
Employee benefit assets	18	12,311	10,034	-	-
Deferred expenses	12	288,653	284,581	-	-
Deferred tax assets	19	-	1,271	924	245

Total non-current assets		1,083,157	1,217,600	924	245

Total assets		1,536,534	1,581,041	2,409,515	638,282

The accompanying notes are an integral part of these consolidated financial statements.

 B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statement of Financial Position as at (cont’d)

(In thousands)

					Convenience
					translation into
					U.S. dollars
		January 1	December 31		(Note 2)
		2008	2008	2009	2009
	Note	NIS	NIS	NIS	US$
Liabilities
Current maturities of long-term liabilities and short-term bank credit	13	5,965	2,797	447,679	118,590
Current maturities of debentures	15	-	96,498	72,208	19,128
Loans from parent company	27	105,733	111,344	325,569	86,243
Trade payables	14	164,535	141,055	-	-
Other payables	14	58,688	65,848	2,600	689
Parent company payables	27	1,103	1,410	3,676	974
Related parties payables	27	-	2,228	-	-
Current tax liabilities		26,527	22,182	24,052	6,371
Deferred income		3,833	3,742	-	-
Liabilities classified as held-for-sale	6	-	-	270,394	71,628
Total current liabilities		366,384	447,104	1,146,178	303,623

Debentures	15	435,496	384,287	342,180	90,644
Long-term liabilities		23,291	143	-	-
Deferred tax liabilities	19	629	-	-	-
Total non-current liabilities		459,416	384,430	342,180	90,644

Total liabilities		825,800	831,534	1,488,358	394,267

Equity	21
Share capital		2,536	2,536	2,536	672
Share premium		611,615	611,615	617,865	163,673
Treasury shares		-	-	(468)	(124)
Capital reserve for financial assets available-for-sale		-	(13,549)	990	262
Retained earnings		96,583	148,905	300,234	79,532
Total equity		710,734	749,507	921,157	244,015

Total liabilities and equity		1,536,534	1,581,041	2,409,515	638,282

Date of approval of the financial statements: June 30, 2010

The accompanying notes are an integral part of these consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statements of Income for the Year Ended December 31

(In thousands, except share data)

				Convenience
				translation into
				U.S. dollars
				(Note 2)
		2008	2009	2009
	Note	NIS	NIS	US$

Revenues		1,106,203	1,173,094	310,753

Cost and expenses
Depreciation and amortization		112,027	97,367	25,793
Salaries	23	161,556	157,876	41,821
General and operating expenses	24	693,773	748,915	198,388
Other operating expenses		6,705	2,448	648

		974,061	1,006,606	266,650

Operating income		132,142	166,488	44,103

Finance expense		65,083	48,800	12,927
Finance income		(8,039)	(84,827)	(22,470)

Finance expense (income), net	25	57,044	(36,027)	(9,543)

Income before income tax		75,098	202,515	53,646
Income tax	19	22,333	55,215	14,626

Net income for the year		52,765	147,300	39,020

Earnings per share
Basic and diluted earnings per share	26	2.08	5.81	1.54

The accompanying notes are an integral part of these consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statements of Comprehensive Income for the year ended December 31

(In thousands)

				Convenience
				translation into
				U.S. dollars
				(Note 2)
		2008	2009	2009
	Note	NIS	NIS	US$

Net income for the year		52,765	147,300	39,020
Net change in fair value of available-for- sale financial assets		(20,633)	53,990	14,302
Net change in fair value of available-for-sale financial assets transferred to profit or loss		2,568	(34,604)	(9,166)
Defined benefit plan actuarial losses, net	18	(5,163)	(1,237)	(328)
Income tax on other comprehensive income	19	5,807	(4,537)	(1,202)

Total comprehensive income for the year		35,344	160,912	42,626

The accompanying notes are an integral part of these consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statements of Changes in Equity

(in thousands except share data)

	Share capital
					Capital			Convenience
					reserve for			translation
					financial assets			into
	Number of Shares(1)	Amount	Share premium	Treasury Shares	available-- for-sale	Retained earnings	Total	US dollars (Note 2)
	NIS 0.1 par
	value	NIS	NIS	NIS	NIS	NIS	NIS	US$

Balance as at January 1, 2008	25,360,000	2,536	611,615	-	-	96,583	710,734

Changes during 2008:
Share-based compensation	-	-	-	-	-	3,429	3,429
Other comprehensive income	-	-	-	-	(13,549)	(3,872)	(17,421)
Net income for the year	-	-	-	-	-	52,765	52,765
Balance as at December 31, 2008	25,360,000	2,536	611,615	-	(13,549)	148,905	749,507

Balance as at January 1, 2009	25,360,000	2,536	611,615	-	(13,549)	148,905	749,507	198,545

Changes during 2009:
Share-based compensation	-	-	-	-	-	4,956	4,956	1,313
Treasury shares at cost	(19,230)	-	-	(468)	-	-	(468)	(124)
Contributions by parent company and ultimate parent company	-	-	6,250	-	-	-	6,250	1,656
Other comprehensive income	-	-	-	-	14,539	(927)	13,612	3,605
Net income for the year	-	-	-	-	-	147,300	147,300	39,020
Balance as at December 31, 2009	25,340,770	2,536	617,865	(468)	990	300,234	921,157	244,015

(1)           Net of shares held by the Company.

The accompanying notes are an integral part of these consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statements of Cash Flows for the Year Ended December 31

(In thousands)

			Convenience
			translation into
			U.S. dollars
			(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Cash flows from operating activities
Net income for the year	52,765	147,300	39,020

Adjustments for:
Depreciation	43,095	32,478	8,603
Amortization of intangible assets	42,299	40,746	10,794
Amortization of deferred expenses	26,633	24,143	6,395
Gain on redemption of Company’s debentures	(3,052)	-	-
Finance expenses (income), net	74,882	(40,714)	(10,785)
Share-based compensation	3,429	4,956	1,313
Changes in employee benefits	(2,886)	(4,281)	(1,134)
Income tax expense	22,333	55,214	14,626
	206,733	112,542	29,812
Changes in operating assets and liabilities:
Increase in trade receivables	(10,935)	(13,881)	(3,677)
Increase (decrease) in other receivables	(3,234)	11,218	2,972
Increase (decrease) in trade payables	(22,702)	15,343	4,064
Decrease in other payables	7,159	5,708	1,512
Parent company payables and related parties, net	11,249	674	179
Changes in deferred income	(91)	352	93
Income tax paid, net	(23,301)	(29,971)	(7,939)
	(41,855)	(10,557)	(2,796)

Net cash provided by operating activities	217,643	249,285	66,036

Cash flows from investing activities
Purchase of property and equipment	(47,167)	(45,626)	(12,086)
Investment in intangible assets and deferred expenses	(46,176)	(112,466)	(29,792)
Investment in marketable securities	(358,224)	(236,844)	(62,740)
Proceeds from sales of marketable securities	100,417	451,202	119,524
Interest received	5,890	6,992	1,852

Net cash (used in) provided by investing activities	(345,260)	63,258	16,758

The accompanying notes are an integral part of these consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Consolidated Statements of Cash Flows for the Year Ended December 31 (cont’d)

(In thousands)
			Convenience
			translation into
			U.S. dollars
			(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Cash flows from financing activities
Short-term bank credit, net	(2,407)	447,679	118,590
Redemption of Company’s debentures	(15,913)	-	-
Loans from parent company	-	217,500	57,616
Repayment of debentures	-	(54,635)	(14,473)
Payment of long-term liabilities	(3,274)	(3,133)	(830)
Interest paid	-	(45,325)	(12,007)
Purchase of treasury shares	-	(468)	(124)

Net cash (used in) provided by financing activities	(21,594)	561,618	148,772

Net increase (decrease) in cash and cash equivalents	(149,211)	874,161	231,566
Cash and cash equivalents as at the beginning of the year	229,895	60,652	16,067
Effect of exchange rate fluctuations on cash and
cash equivalents	(20,032)	5,789	1,533

Cash and cash equivalents as at the end of the year (1)	60,652	940,602	249,166

(1)	As at December 31, 2009, NIS 934 is presented under assets classified as held-for-sale.

The accompanying notes are an integral part of these consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 1 - Reporting Entity

B Communications Ltd. (Formerly: 012 Smile Communications Ltd.) (hereinafter - the Company) is an Israeli resident company incorporated in Israel. The address of the Company’s registered office is 2 Dov Friedman Street, Ramat-Gan, Israel. The consolidated financial statements of the Company as at and for the year ended December 31, 2009 comprise the Company and its subsidiary (together referred to as the Group). The Company is a directly held subsidiary of Internet Gold - Golden Lines Ltd. (hereinafter - IGLD, Internet-Gold or the Parent Company) and its indirect controlling shareholder is Eurocom Communications Ltd. (hereinafter - Eurocom). As at December 31, 2009, the Group was a communications service provider in Israel, focused on offering broadband and traditional voice services to residential and business customers, as well as to domestic and international communications services providers or carriers. The securities of the Company are registered for trade on the NASDAQ Global Market and on the Tel Aviv Stock Exchange.

In January 2010, the Company completed the sale of its legacy communication business to a wholly-owned subsidiary of Ampal-American Israel Corporation (hereinafter - Ampal), which sale was effective as at January 1, 2010. For more details see Note 6.

On April 14, 2010, the Company completed the acquisition of 30.44% of the outstanding shares of Bezeq The Israel Telecommunications Corp. Ltd.’s (hereinafter - Bezeq) outstanding shares and became the controlling shareholder of Bezeq.  For more details see Note 30.

Note 2 - Basis of Preparation

A.           Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs), as issued by the IASB. These are the Company’s first consolidated financial statements prepared in accordance with IFRSs and IFRS 1, “First-time Adoption of International Financial Reporting Standards”, has been applied. An explanation of how the transition to IFRSs has affected the reported financial position, financial performance and cash flows of the Company is provided in Note 29.

The consolidated financial statements were authorized for issue by the Company’s Board of Directors on June 30, 2010.

B.	Early adoption of amendment to IAS 1, Presentation of Financial Statements, Presentation of the statement of changes in shareholders' equity

As from January 1, 2008 the Company early adopted the amendment to IAS 1, Presentation of Financial Statements, which was issued in the framework of annual improvements to IFRSs 2010, pursuant to which the Company presents in the statement of changes in shareholders’ equity, for each component of equity, a reconciliation between the carrying amount at the beginning of the period and the carrying amount at its end, and provides separate disclosure for each change resulting from profit or loss, comprehensive income, and transactions with the owners in their capacity as owners. The Company provides disclosure for the said reconciliation with separate disclosure for each change resulting from each component of comprehensive income as part of the notes to the annual consolidated financial statements.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 2 - Basis of Preparation (cont’d)

C.           Functional and presentation currency

These consolidated financial statements are presented in NIS, which is the Company’s functional currency, and have been rounded to the nearest thousand.

D.           Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for derivative financial instruments, financial instruments at fair value through profit or loss and financial instruments at fair value classified as available-for-sale.

The Company’s net obligation in respect of a defined benefit plan for post-retirement benefits is recognized as the net total of the present value of the defined benefit obligation, less the fair value of the plan assets and less the cost past service cost not yet recognized.

The Company’s held-for-sale assets are stated at the lower of carrying amount and fair value less estimated selling costs.

E.           Convenience translation into U.S. dollars (“dollars” or “$”)

For the convenience of the reader, the reported NIS figures as at December 31, 2009, have been presented in dollars, translated at the representative rate of exchange as at December 31, 2009 (NIS 3.775 = US$ 1.00). The dollar amounts presented in these financial statements are merely supplementary information and should not be construed as complying with IFRSs translation method or as representing amounts that are receivable or payable in dollars or convertible into dollars, unless otherwise indicated.

F.           Use of estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about critical estimates and judgments in applying accounting policies that have the most significant effect on amounts recognized in the consolidated financial statements are described:

•
Employee benefits - The present value of employee post retirement benefits depends on several factors that are determined on an actuarial basis using assumptions. The assumptions used in determining the net expense (income) in respect of such benefits include the long-term yield rate of the plan assets, the rate of future salary rises and the discount rate. Any change in these assumptions affects the carrying amount of the liability for employee benefits.

The Company determines the discount rate at every year-end. The discount rate is used to discount the future anticipated cash flows for the settlement of the liability. In determining the discount rate, the Company takes into consideration the interest rates of Israeli Government bonds that have maturity dates approximating the terms of the Company’s obligations.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 2 - Basis of Preparation (cont’d)

F.           Use of estimates and judgments (cont’d)

•
Contingent liabilities - When assessing the possible outcomes of legal claims that were filed against the Group, the Group relied on the opinions of their legal counsel. The opinions of their legal counsel are based on the best of their professional judgment, and take into consideration the current stage of the proceedings and the legal experience accumulated with respect to the various matters. As the results of the claims will ultimately be determined by the courts, they may be different from such estimates.

•
Impairment of assets - the Company examines on every reporting date whether there have been any events or changes in circumstances which would indicate impairment of one or more non-monetary assets. When there are indications of impairment, it examines whether the carrying amount of the investment can be recovered from the discounted cash flows anticipated to be derived from the asset, and if necessary, it records an impairment provision up to the amount of the recoverable value. The estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. The estimates regarding cash flows are based on past experience with respect to this asset or similar assets, and on the best possible assessments of the Company regarding the economic conditions that will exist during the remaining useful life of the asset. Changes in these estimates may result in material changes to the carrying amounts of the assets and to the results of operations.

—
Trade receivables - The financial statements include an impairment loss in trade and other receivables which properly reflect according to management’s estimation, the potential loss from non-recoverable amounts. The Company provides for impairment loss based on its experience in collecting past debts, as well as on information on specific debtors. The main components of this allowance are a specific loss component that relates to individually significant exposures, and a collective loss component established for companies of similar assets in respect of losses that have been incurred but not yet identified. The collective loss allowance is determined based on historical data of payment statistics for similar financial assets.

—
Share based compensation - Options granted to employees are measured using a Black-Sholes model. The expected life used on the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations. The amount recognized as an expense is adjusted to reflect the actual number of share options that vest. See also Note 22.

—	Deferred taxes - The Company records deferred tax assets and liabilities based on estimates and assumptions about future taxable income and future tax consequences.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies

The preparation of the consolidated financial statements in accordance with IFRS resulted in changes to the accounting policies as compared with the most recent annual financial statements prepared in conformity of U.S. generally accounting policies (US GAAP).

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and in preparing an opening IFRS statement of financial position as at January 1, 2008 for the purposes of the transition to IFRSs, as required by IFRS 1, unless otherwise indicated.

A.           Basis of consolidation

These consolidated financial statements include consolidation of the Company and its fully owned subsidiary 012 Telecom Ltd. All intercompany transactions and balances were eliminated upon consolidation.

In respect of acquisition prior to January 1, 2008, goodwill represents the amount recognized under the Company’s previous GAAP (US GAAP).

B.           Foreign currency transactions

Transactions in foreign currencies are translated to the NIS at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to NIS at the exchange rate at that date.

C.	Financial instruments

Financial instruments are recognized when the Company enters into the contractual terms of the instruments. Financial instruments are initially measured at fair value. Financial assets are derecognized when the contractual rights of rights of the Company to the cash flows deriving from the financial asset expire, or when the Company transfers the financial asset to others without retaining control in the assets, or transfers all the risks and rewards deriving from the asset. Sales and acquisitions of financial instruments are recognized on the transaction date, that is the date in which the Company is obligated to sell or purchase the asset. Financial liabilities are derecognized when the Company’s contractual obligations expire, or when it is settled or cancelled.

(1)           Non-derivative financial assets

Non-derivative financial assets are comprised of financial assets at fair value through profit or loss, loans and receivables and available-for-sale securities.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

C.           Financial instruments (cont’d)

(1)           Non-derivative financial assets (cont’d)

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognised as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Financial assets at fair value through profit or loss

A financial asset is classified at fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. Financial assets are designated at fair value through profit or loss if the Company manages such investments and makes purchase and sale decisions based on their fair value in accordance with the Company’s documented risk management or investment strategy. Upon initial recognition attributable transaction costs are recognised in profit or loss as incurred. Financial assets at fair value through profit or loss are measured at fair value, and changes therein are recognised in profit or loss.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not traded on an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Cash and cash equivalents comprise cash balances available for immediate use and call deposits with original maturities of three months or less.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale and that are not classified in any of the previous categories. The Company’s investments in equity securities and certain debt securities are classified as available-for-sale financial assets. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses, are recognized in other comprehensive income and presented within equity in the fair value reserve. When an investment is derecognized, the cumulative gain or loss in other comprehensive income is transferred to profit or loss.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

C.           Financial instruments (cont’d)

(2)           Non-derivative financial liabilities

The Company initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

The Company’s non-derivative financial liabilities are comprised of debentures, long-term liabilities, trade and other payables.

Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

(3)           Derivative financial instruments

The Company holds derivative financial instruments which were not designated in a qualifying hedge relationship to hedge its foreign currency exposures.

Derivatives are recognized initially at fair value; attributable transaction costs are recognized in profit or loss when incurred. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are recognized in profit or loss.

(4)           CPI-linked assets and liabilities that are not measured at fair value

The value of CPI-linked financial assets and liabilities, which are not measured at fair value, are remeasured every period in accordance with the actual increase in the CPI.

(5)           Share capital

Ordinary shares
Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

Treasury shares
When share capital recognized as equity is repurchased, the amount of the consideration paid, which includes directly attributable costs, net of any tax effects, and is recognized as a deduction from equity. Repurchased shares are classified as treasury shares and are presented as a deduction from total equity. When treasury shares are sold or reissued subsequently, the amount received is recognized as an increase in equity, and the resulting surplus or deficit on the transaction is carried to share premium.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

D.	Property and equipment

(1)           Recognition and measurement

Property and equipment items are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of direct labor, any other costs directly attributable to bringing the assets to a working condition for their intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

When major parts of a property and equipment item (including costs of major periodic inspections) have different useful lives, they are accounted for as separate items (major components) of property and equipment.

Gains and losses on disposal of an item of property and equipment items are determined by comparing the proceeds from disposal with the carrying amount of the property and equipment, and are recognized net within other income in profit or loss.

(2)           Subsequent costs

The cost of replacing part of a property and equipment item is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Company and its cost can be measured reliably. The carrying amount of the replaced part is derecognized. The costs of day-to-day servicing are recognized in profit or loss as incurred.

(3)           Depreciation

Depreciation is recognized in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property and equipment. Leased assets are depreciated over the shorter of the lease term and their useful lives.

The estimated useful lives for the current and comparative periods are as follows:

%
— Network equipment and computers	15-33
— Furniture and office equipment	7-15
— Motor vehicles	15
— Leasehold improvements	shorter of the lease term or the useful lives of the assets (mainly 10 years)

Depreciation methods, useful lives and residual values are reviewed at each reporting date.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

E.           Intangible assets

(1)           Goodwill and brand name

Goodwill and brand name arises upon the acquisition of 012 Golden Lines Ltd., on December 31, 2006.

In respect of acquisitions prior to January 1, 2008 (the date of transition to IFRS), goodwill and brand name represent their deemed costs which represent the amounts recorded under previous GAAP.

Subsequent recognition

Goodwill and brand name are measured at cost less accumulated impairment losses.

(2)           Other intangible assets

Other intangible assets that are acquired by the Company and have infinite useful lives are measured at cost less accumulated amortization and accumulated impairment losses.

(3)           Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

(4)           Amortization

Amortization is recognized in profit or loss on a straight-line basis, (except customer relationship), over the estimated useful lives of the intangible assets, other than goodwill and brand name, from the date they are available for use. Customer relationships are amortized according to the economic benefit expected from those customers each period, which results in accelerated amortization during the early years of the relationship.

The estimated useful lives for the current and comparative periods are as follows:

— Licenses	20	years
— Subscriber acquisition costs	1-3	years
— Customer relationships	8-10	years
— Capitalized software costs	5	years

The estimates regarding the amortization method and useful life are reassessed at each reporting date and adjusted if appropriate.

The Company examines the useful life of an intangible asset that is not periodically amortized in order to determine whether events and circumstances continue to support the decision that the intangible asset has an indefinite useful life.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

F.           Deferred expenses

Deferred expenses consist of right of use (ROU) of international fiber optic cables and are amortized on a straight-line basis over the relevant term of the service agreement which range from 15-20 years.

G.           Impairment

(1)           Financial assets (including receivables)

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial assets is impaired if objective evidence indicates that a loss has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets (including equity securities) are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Company on terms that the Company would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, the disappearance of an active market for a security. In addition, for an investment in an equity security, a significant or prolonged decline in its fair value below its cost is objective evidence of impairment.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate. An impairment loss in respect of an available-for-sale financial asset is calculated by reference to its fair value.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively.

All impairment losses are recognized in profit or loss. Any cumulative loss in respect of an available-for-sale financial asset recognized previously in equity is transferred to profit or loss.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized. For financial assets measured at amortized cost and available-for-sale financial assets that are debt securities, the reversal is recognized in profit or loss. For available-for-sale financial assets that are equity securities, the reversal is recognized directly in equity.

(2)           Non-financial assets

The carrying amounts of the Company’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill and brand name that have indefinite useful lives, the recoverable amounts are estimated each year and on the same date.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

G.           Impairment (cont’d)

(2)           Non-financial assets (cont’d)

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its net selling price (fair value less costs to sell). In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or group of assets (the “cash-generating unit”). The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to cash-generating units that are expected to benefit from the synergies of the combination.

An impairment loss is recognized if the carrying amount of an asset or its cash-generating unit exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amounts of the other assets in the unit on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

H.           Non-current assets held-for-sale

Non-current assets (or a group of assets and liabilities held for disposal) that are expected to be recovered primarily through sale rather than through continuing use are classified as held-for-sale. Immediately before classification as held-for-sale, the assets (or components of a disposal group) are remeasured in accordance with the Company’s accounting policies. Thereafter the assets (or disposal group) are measured at the lower of their carrying amount and fair value less cost to sell. Any impairment loss on a disposal group first is allocated to goodwill, and then to remaining assets and liabilities on pro rata basis. No losses are allocated to financial assets, deferred tax assets and employee benefit assets, which continue to be measured in accordance with the Company’s accounting policies. Impairment losses on initial classification as held-for-sale and subsequent gains or losses on remeasurement are recognized in profit or loss. Gains are not recognized in excess of any cumulative impairment loss.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

I.           Employee benefits

(1)           Post-employment benefits

The Company has a number of post-employment benefit plans. The plans are usually financed by deposits with insurance companies or with funds managed by a trustee, and they are classified as defined contribution plans and as defined benefit plans.

(a)           Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an expense in profit or loss in the periods during which services are rendered by employees.

(b)           Defined benefit plans

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Company’s net obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods. That benefit is discounted to determine its present value, and the fair value of any plan assets is deducted. The discount rate is the yield at the reporting date on Government bonds denominated in the same currency, that have maturity dates approximating the terms of the Company’s obligations. The calculation is performed annually by a qualified actuary using the projected unit credit method.

When the calculation results in benefit for the Company, the recognized assets is limited up to total of any unrecognized past service cost and the present value of economic benefits available in the form of a refunds from the plan or reductions in future contributions to the plan. In order to calculate the present value of economic benefits, consideration is given to any minimum funding requirements that apply to any Company plan.  An economic benefit is available to the Company if it is realizable during the life of the plan, or on settlement of the plan liabilities.

When in the framework of a minimum contribution requirement, there is an obligation to pay additional amounts for services that were provided in the past, the Company recognizes an additional obligation (increases the net liability or decreases the net asset), if such amounts are not available as an economic benefit in the form of a refund from the plan or the reduction of future contributions.

When the benefits of a plan are improved, the portion of the increased benefit relating to past service by employees is recognized in profit or loss on a straight-line basis over the average period until the benefits become vested. To the extent that the benefits vest immediately, the expense is recognized immediately in profit or loss.

The Company recognizes all actuarial gains and losses arising from defined benefit plans directly in retained earnings.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

I.             Employee benefits

(2)           Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(3)           Share-based payment transactions

The grant date fair value of options granted to employees is recognized as a salary expense, with a corresponding increase in equity, over the period that the employees become unconditionally entitled to the options. The amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest.

J.           Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

Legal claims
A provision for claims is recognized if, as a result of a past event, the Company has a present legal or constructive obligation and it is more likely than not that an outflow of economic benefits will be required to settle the obligation and the amount of obligation can be estimated reliably. When the value of time is material, the provision is measured at its present value.

K.           Revenue

Revenue derived from usage of the Company’s networks, including business, residential and carrier long distance traffic, data and Internet traffic services. Revenue is recognized when the services are provided, the amount of revenue can be measured reliably and recovery of the consideration is probable.

For traditional voice services, revenue is earned based on the number of minutes of a call and is recorded upon completion of a call. Revenue for a period is calculated based on information received through the Company’s network switches. Revenue on prepaid calling cards is recognized as service is provided until expiration when all unused minutes, which are no longer available to customers, are recognized as revenue.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

K.           Revenue (cont’d)

For broadband and data services, revenue is earned on a fixed monthly fee basis for the provision of services. Broadband and data services include monthly fees collected for the provision of dedicated and dial-up access at various speeds and bandwidths, and also web and server hosting. These fees are recognized as services are provided. The Company records payments received in advance for services and services to be provided under contractual agreements, such as Internet broadband, as deferred income until such related services are provided.

The Company also offers value-added services including web faxing services, anti-spam and anti-virus protection. Generally, these enhanced features and data applications generate additional service revenues through monthly subscription fees or increased usage through utilization of the features and applications. Revenues from enhanced features and optional services are recognized when earned.

Revenues from sales of equipment such as routers, that are not contingent upon the delivery of additional products or services are recognized when products are delivered to and accepted by customers and all other revenue recognition criteria are met.

In revenue arrangements including more than one deliverable, the arrangement consideration is allocated to each deliverable based on the fair value of the individual element. The Company determines the fair value of the individual elements based on prices at which the deliverable is regularly sold on a stand alone basis.

L.           Lease payments

Payments made under operating leases are recognized in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognized as an integral part of the total lease expense on a straight-line basis, over the term of the lease.

At inception of an arrangement, the Company determines whether such an arrangement is or contains a lease. A specific asset is the subject of a lease if fulfillment of the arrangement is dependent on the use of that specified asset. An arrangement conveys the right to use the asset if the arrangement conveys to the Company the right to control the use of the underlying asset.

M.           Finance income and expenses

Finance income comprises interest income on funds invested (including available-for-sale financial assets), dividend income, gains on the disposal of available-for-sale financial assets, and changes in the fair value of financial assets at fair value through profit or loss. Interest income is recognized as it accrues in profit or loss, using the effective interest method. Dividend income is recognized in profit or loss on the date that the Company’s right to receive payment is established, which in the case of quoted securities is the ex-dividend date.

Changes in fair value of financial assets that are presented in fair value through profit or loss include dividends and interest income.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

M.           Finance income and expenses (cont’d)

Finance expenses comprise interest expense on borrowings, changes in time value of provisions, changes in the fair value of financial assets at fair value through profit or loss, and impairment losses recognized on financial assets. All borrowing costs, which are not discounted, are recognized in profit or loss using the effective interest method. Foreign currency gains and losses are reported on a net basis.

N.           Income tax

Income tax expense is comprised of current and deferred tax. Current and deferred tax expenses are recognized in profit or loss except to the extent that it relates to items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred taxes are recognized using the balance sheet method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

O.           Earnings per share

The Company presents basic and diluted earnings per share (hereinafter - EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise from share options granted to employees.

P.           Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. All operating segments’ operating results are reviewed regularly by the Company’s Chief Operating Decision Maker (hereinafter - CODM) to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

P.           Segment reporting (cont’d)

The Company has decided to early adopt the amendment to IFRS 8, operating segments, which was published as part of the 2009 Improvements to IFRSs project, according to which information about segments assets is required only if such information is reported regularly to the Company’s CODM.

Q.           Transactions with controlling shareholder

Assets and liabilities included in a transaction with a controlling shareholder are measured at fair value on the date of the transaction. The difference between the fair value and the consideration from the transaction was recorded against share premium.

R.           New standards and interpretations not yet adopted

In the framework of the 2009 Improvements to IFRSs project, in April 2009 the IASB published and approved 15 amendments to various IFRS on a wide range of accounting issues. The amendments shall apply to periods beginning on or after January 1, 2010 and permit early adoption, subject to the specific conditions of each amendment. Presented hereunder are the amendments that may be relevant to the Company and are expected to have an effect on the financial statements:

•
Amendment to IAS 39, Financial Instruments: Recognition and Measurement - Scope exemption for business combination contracts. The Amendment clarifies that the scope exemption in IAS 39 is restricted to forward contracts between an acquirer and a seller with respect to the sale or acquisition of a controlled entity, in a business combination at a future acquisition date. In addition, the term of the forward should not be longer than the period normally necessary for obtaining the approvals required for the transaction. The Amendment is to be applied prospectively to all unexpired contracts for annual periods beginning on or after January 1, 2010. The Company examines the effect that the Amendment may have on its financial statements.

•
IFRS 9, Financial Instruments. This standard is the first part of a comprehensive project to replace IAS 39 Financial Instruments: Recognition and Measurement (hereinafter - IAS 39) and it replaces the requirements included in IAS 39 regarding the classification and measurement of financial assets. In accordance with the Standard, there are two principal categories for measuring financial assets: amortized cost and fair value, with the basis of classification for debt instruments being the entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial asset. In accordance with the Standard, an investment in a debt instrument will be measured at amortized cost if the objective of the entity’s business model is to hold assets in order to collect contractual cash flows and the contractual terms give rise, on specific dates, to cash flows that are solely payments of principal and interest. All other financial assets are measured at fair value through profit or loss. Furthermore, embedded derivatives are no longer separated from hybrid contracts that have a financial asset host.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 3 - Significant Accounting Policies (cont’d)

R.           New standards and interpretation not yet adopted (cont’d)

Instead, the entire hybrid contract is assessed for classification using the principles above. In addition, investments in equity instruments are measured at fair value with changes in fair value being recognized in profit or loss. Nevertheless, the Standard allows an entity on the initial recognition of an equity instrument not held for trading to elect irrevocably to present fair value changes in the equity instrument in other comprehensive income where no amount so recognized is ever classified to profit or loss at a later date. Dividends on equity instruments measured through other comprehensive income are recognized in profit or loss unless they clearly constitute a return on an initial investment. The Standard removes financial liabilities from its scope.

The Standard is effective for annual periods beginning on or after January 1, 2013 but may be applied earlier, subject to providing disclosure and at the same time adopting other IFRS amendments as specified in the Standard. The Standard is to be applied retrospectively other than in a number of exceptions as indicated in the transitional provisions included in the Standard. In particular, if an entity adopts the Standard for reporting periods beginning before January 1, 2012 it is not required to restate prior periods. The Standard is expected to impact the classification and measurement of financial assets. The extent of the impact has not yet been determined.

•
Amendment to IAS 36, Impairment of Assets - Unit of accounting for goodwill impairment test. In accordance with the Amendment, for purposes of impairment testing the largest cash-generating unit to which goodwill should be allocated is the operating segment level as defined in IFRS 8 before applying the aggregation criteria in Paragraph 12 of IFRS 8. The Amendment is to be applied prospectively for annual periods beginning on or after January 1, 2010.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 4 - Determination of Fair Values

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and / or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

A.           Marketable securities

Equity and debt securities classified as available-for-sale are measured using quoted market prices at the reporting date.

B           Trade and other receivables

The fair value of trade and other receivables is estimated as the present value of future cash flows discounted at the market rate of interest at the reporting date.

C.           Derivatives

The fair value of foreign currency forward contracts is based on quoted prices and market observable data of similar instruments.

The fair value of derivative option contracts to receive loans at “risk free” or lower rates from IGLD and Eurocom (see Note 27 for further details) are based on valuation performed by an external valuation services firm. The value of the options was calculated according to Black-76 model which is log-normal forward model.

D.           Non-derivative financial liabilities

Fair value, which is determined for disclosure purposes, is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the reporting date, except for debenture that are stated for disclosure purpose at quoted market price at the reporting date.

E.           Share-based payment transactions

The fair value of employee share options is measured using the Black-Scholes model. Measurement inputs include share price on measurement date, exercise price of the instrument, expected volatility (based on weighted average historic volatility adjusted for changes expected due to publicly available information), weighted average expected life of the instruments (based on historical experience and general option holder behavior), expected dividends, and the risk-free interest rate (based on government bonds).

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 5 - Segment Reporting

The Company has two reportable segments, as described below. The following summary describes the operations in each of the Company’s reportable segments:

•
Broadband services - include broadband Internet access with a suite of value-added services, specialized data services, local telephony via VoB, server hosting and a WiFi network of hotspots across Israel.

•	Traditional voice services - include incoming international telephony, hubbing services for international carriers, roaming and signaling services for cellular operators and calling card services.

The majority of the Company's property and equipment is utilized by both segments and therefore is not allocated between these segments.

Information regarding the results of each reportable segment is included below. Performance is measured based on segment profit before income tax, as included in the internal management reports that are reviewed by the CODM. Segment profit is used to measure performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries.

Unallocated expenses represent sales, marketing, general and administrative expenses that are utilized by both segments and therefore are not allocated between the segments.

Year ended December 31, 2009

				Convenience
				translation into
		Traditional		U.S dollars
	Broadband	Voice	Total	(Note 2)
	NIS	NIS	NIS	US $
Total revenue	609,327	563,767	1,173,094	310,753

Segment profit	273,686	95,661	369,347	97,840

Unallocated expenses			202,859	53,737
Operating income			166,488	44,103

Finance expenses			48,800	12,927
Finance income			(84,827)	(22,470)

Income before income taxes			202,515	53,646

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 5 - Segment Reporting (cont'd)

Year ended December 31, 2008

		Traditional
	Broadband	Voice	Total
	NIS	NIS	NIS
Total revenue	548,979	557,224	1,106,203

Segment profit	241,083	113,482	354,565

Unallocated expenses			222,423
Operating income			132,142

Finance expenses			65,083
Finance income			(8,039)

Income before income taxes			75,098

Note 6 - Assets and Liabilities Classified as Held-for-Sale

On October 25, 2009, the Company entered into a share purchase agreement to acquire the controlling interest in Bezeq, Israel’s largest telecommunications provider, from Ap.Sb.Ar. Holdings Ltd. (a consortium of Apax Partners, Saban Capital Group and Arkin Communications), for an aggregate cash purchase price of NIS 6.5 billion.

As part of the Company's decision to acquire the control share in Bezeq, and as a result of Israeli regulatory requirements, the Company has determined to sell its communications business. Such decision was made independently without relation to whether to Bezeq transaction would be completed.

As a result of the abovementioned, as from October 25, 2009, the Company's legacy communications business has been classified as "held-for-sale ".

On November 16, 2009, the Company entered into an agreement to sell its legacy communications business to a subsidiary of Ampal for NIS 1.2 billion. The transferred assets include, among other things, all of its assets, properties, subsidiary, contracts, intellectual property rights, licenses and permits related to and/or used in connection with its legacy communications business. In addition, substantially all of its executive officers and employees employed in such business, upon the effective date of the sale were hired by Ampal.

Regulatory approvals for the sale of its legacy communications business obtained from the Israeli Ministry of Communications, Antitrust Commission, Income Tax Authority and the Israeli Court. The Company completed the sale of its legacy communications business to Ampal, effective as at January 1, 2010.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 6 - Assets and Liabilities Classified as Held-for-Sale (cont’d)

Assets classified as held-for-sale:
			Convenience
			translation into
		December 31	U.S dollars
	Note	2009	(Note 2)
		NIS	US $
Cash and cash equivalents	7	934	247
Trade and other receivables	9	225,118	59,634
Long-term trade receivables	9	6,260	1,658
Property and equipment	10	158,794	42,065
Intangible assets	11	631,145	167,191
Employee benefits	18	13,078	3,464
Deferred expenses	12	326,950	86,610

		1,362,279	360,869

Liabilities classified as held-for-sale:

			Convenience
			translation into
		December 31	U.S dollars
	Note	2009	(Note 2)
		NIS	US $
Trade and other payables	14	233,593	61,879
Deferred income		4,094	1,085
Related parties payables		2,422	641
Current maturities of long-term liabilities		149	40
Deferred tax liabilities	19	30,136	7,983

		270,394	71,628

Note 7 - Cash and Cash Equivalents

				Convenience
				translation into
				US dollars
	January 1	December 31		(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
Bank balances	23,644	9,101	7,962	2,109
Demand deposits	206,251	51,551	932,640	247,057

Cash and cash equivalents (1)	229,895	60,652	940,602	249,166

(1)           As at December 31, 2009 NIS 934 presented under assets classified as held-for-sale.

The Company’s exposure to interest rate and currency risks and a sensitivity analysis for financial assets and liabilities are disclosed in Note 17.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 8 - Marketable Securities

Breakdown according to category of financial asset

			Convenience
			translation into
			US dollars
	December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Current investments
Investments held for trading:
Corporate debt securities	76,742	37,694	9,985
Governmental debt securities	-	41,928	11,107
Available-for-sale financial assets:
Corporate debt securities	-	19,019	5,038

	76,742	98,641	26,130

Non-current investments
Available-for-sale financial assets:
Corporate debt securities	105,830	-	-
Equity securities	46,190	-	-

	152,020	-	-

	228,762	98,641	26,130

The Company’s exposure to credit, currency and interest rate risks is also disclosed in Note 17.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 9 - Trade and Other Receivables

A.           Composition of trade and other receivables

				Convenience
				translation into
				US dollars
	January 1	December 31		(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
Trade receivables
Outstanding debts, net	91,169	103,289	95,146	25,204
Credit cards and checks receivables	46,925	37,908	60,446	16,012
Income receivable	56,870	61,812	61,388	16,262
Total trade receivables (1)	194,964	203,009	216,980	57,478

Other receivables
Prepaid expenses	11,186	13,249	5,090	1,348
Other receivables	8,618	9,789	6,730	1,783
Total other receivables (2)	19,804	23,038	11,820	3,131

Long-term trade receivables (1)	3,460	6,350	6,260	1,658

	218,228	232,397	235,060	62,268

(1)	As at December 31, 2009 presented under assets classified as held-for-sale.
(2)	As at December 31, 2009 presented under assets classified as held-for-sale, except for NIS 3,682 presented under other receivables.

B.           Change in provision for doubtful debts during the year

			Convenience
			translation into
			US dollars
	December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Balance at January 1	12,294	12,730	3,372

Provision	5,714	6,456	1,711

Recognition of bad debts	(5,278)	(4,147)	(1,099)

Balance at December 31 (1)	12,730	15,039	3,984

(1)	As at December 31, 2009 presented under assets classified as held-for-sale.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 10 - Property and Equipment

						Convenience
		Network				translation
		equipment	Furniture			into
	Motor	and	and office	Leasehold		U.S. dollars
	vehicles	computers	equipment	improvements	Total	(Note 2)
	NIS	NIS	NIS	NIS	NIS	US$
Cost as
at January 1, 2008	848	204,130	33,273	39,518	277,769
Additions	-	40,562	1,014	4,814	46,390
Balance as at
December 31, 2008	848	244,692	34,287	44,332	324,159

Balance as at
January 1, 2009	848	244,692	34,287	44,332	324,159	85,870
Additions	-	50,533	2,696	636	53,865	14,269
Transfer to assets
classified as
held-for-sale (1)	(848)	(295,225)	(36,983)	(44,968)	(378,024)	(100,139)

Balance as at
December 31, 2009	-	-	-	-	-	-

(1)	See Note 6.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 10 - Property and Equipment (cont’d)

						Convenience
		Network				translation
		equipment	Furniture			into
	Motor	and	and office	Leasehold		U.S. dollars
	vehicles	computers	equipment	improvements	Total	(Note 2)
	NIS	NIS	NIS	NIS	NIS	US$
Depreciation and
impairment losses
Balance as at
January 1, 2008	328	108,655	22,495	12,179	143,657
Depreciation for the
year	90	37,530	1,367	4,108	43,095
Balance as at
December 31, 2008	418	146,185	23,862	16,287	186,752
Balance as at
January 1, 2009	418	146,185	23,862	16,287	186,752	49,471
Depreciation for the
year	66	26,469	1,718	4,225	32,478	8,603
Transfer to assets
classified as
held-for-sale (1)	(484)	(172,654)	(25,580)	(20,512)	(219,230)	(58,074)

Balance as at December 31, 2009	-	-	-	-	-	-

Carrying amounts
As at January 1, 2008	520	95,475	10,778	27,339	134,112

As at December 31, 2008	430	98,507	10,425	28,045	137,407

As at December 31, 2009 (1)	-	-	-	-	-	-

(1)	See Note 6.

Acquisition of Property and equipment on credit

During the year ended December 31, 2009, the Company acquired property and equipment on credit in the amount of NIS 20,525 (2008: NIS 12,286).

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 11 - Intangible Assets

									Convenience
				Subscribers					translation
			Customer	acquisition	Computer				into US dollars
	Goodwill	Brand name	relationship	costs	software	Licenses	Other	Total	(Note 2)
	NIS	NIS	NIS	NIS	NIS	NIS	NIS	NIS	US$
Cost
Balance as at January 1, 2008	411,171	90,213	144,859	-	35,821	4,031	12,392	698,487
Additions	-	-	-	3,815	16,764	-	3,036	23,615
Balance as at December 31, 2008	411,171	90,213	144,859	3,815	52,585	4,031	15,428	722,102

Balance as at January 1, 2009	411,171	90,213	144,859	3,815	52,585	4,031	15,428	722,102	191,285
Additions	-	-	-	30,480	15,436	-	38	45,954	12,173
Transfer to assets classified as held-for-sale (1)	(411,171)	(90,213)	(144,859)	(34,295)	(68,021)	(4,031)	(15,466)	(768,056)	(203,458)
Balance as at December 31, 2009	-	-	-	-	-	-	-	-	-

(1)	See Note 6.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 11 - Intangible Assets (cont’d)

									Convenience
				Subscribers					transslation
			Customer	acquisition	Computer				into US dollars
	Goodwill	Brand name	relationship	costs	software	Licenses	Other	Total	(Note 2)
	NIS	NIS	NIS	NIS	NIS	NIS	NIS	NIS	US$
Amortization and impairment losses

Balance as at January 1, 2008	-	-	32,696	-	9,722	624	10,824	53,866
Amortization for the year	-	-	27,736	1,669	10,864	275	1,755	42,299
Balance as at December 31, 2008	-	-	60,432	1,669	20,586	899	12,579	96,165

Balance as at January 1, 2009	-	-	60,432	1,669	20,586	899	12,579	96,165	25,474
Amortization for the year	-	-	19,135	8,415	12,229	263	704	40,746	10,794
Transfer to assets classified as held-for-sale (1)	-	-	(79,567)	(10,084)	(32,815)	(1,162)	(13,283)	(136,911)	(36,268)
Balance as at December 31, 2009	-	-	-	-	-	-	-	-	-

Carrying amounts
As at January 1, 2008	411,171	90,213	112,163	-	26,099	3,407	1,568	644,621
As at December 31, 2008	411,171	90,213	84,427	2,146	31,999	3,132	2,849	625,937
As at December 31, 2009 (1)	-	-	-	-	-	-	-	-	-

(1)	See Note 6.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 11 - Intangible Assets (cont’d)

Impairment testing for cash-generating units containing goodwill

For the purpose of impairment testing, goodwill is allocated to the Company’s cash generating units (hereinafter - “CGU”) which represent the lowest level within the Company at which the goodwill is monitored for internal management purposes.

The aggregate carrying amounts of goodwill allocated to each unit are as follows:

	January 1	December 31
	2008	2008	2009
	NIS	NIS	NIS
Traditional voice	114,131	114,131	114,131
Broadband	297,040	297,040	297,040

Total (1)	411,171	411,171	411,171

(1)	As at December 31, 2009, presented under assets classified as held-for-sale.

The recoverable amount of traditional voice and broadband CGUs was based on its value in use and was determined with the assistance of independent valuations firms. The recoverable amount of each CGU was determined to be higher than their carrying amount and no impairment charges were recorded during all periods presented.

The recoverable amount of each CGU was based on the Discounted Cash Flow (DCF) method under the Income Approach. Value in use of traditional voice and broadband CGU was determined by discounting the future cash flows generated from the continuing use of the CGUs and was based on the following key assumptions:

Traditional voice -

—
Cash flows were projected based on actual operating results and the CGU’s 2010 business plan. Cash flows for periods subsequent to 2010 were extrapolated assuming a varying negative growth rate of up to about 3%. Management believes that these assumptions are reasonable due to the long-term trend existing in the international telephony market in Israel.

—	The anticipated annual revenue growth included in the cash flow projections was about -1% for the years 2011 to 2013.
—	A pre-tax discount rate of about 13% was applied in determining the recoverable amount of the CGUs.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 11 - Intangible Assets (cont’d)

Impairment testing for cash-generating units containing goodwill (cont’d)

Broadband -

—
Cash flows were projected based on actual operating results and the CGU’s 2010 business plan. Cash flows subsequent to 2010 were extrapolated assuming a growth rate of between 1.8% to about 3%. Management believes that these assumptions are reasonable mainly due to increased penetration of its local telephony activity and to the continuous trend of Internet penetration in the local market.

—	The anticipated annual revenue growth included in the cash flow projections varied from about 3.3% to about 2% for the years 2011 to 2013.
—	A pre-tax discount rate of 15.4% was applied in determining the recoverable amount of the units.

The values assigned to the key assumptions represent management’s assessment of future trends in the industry and are based on both external sources and internal sources (historical data).

Note 12 - Deferred Expenses

				Convenience
				translation into
				US dollars
	January 1	December 31		(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
ROU of international fiber optic cables	340,030	362,591	429,103	113,670

Less - accumulated amortization	51,377	78,010	102,153	27,060

Total deferred expenses (1)	288,653	284,581	326,950	86,610

(1)	Total deferred expenses as at December 31, 2009 presented under current assets classified as held-for-sale.

For the years ended December 2008 and 2009, the Company recorded NIS 26,633 and NIS 24,143 of amortization expenses, respectively.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 13 - Current Maturities of Long-term Liabilities and Short-Term Bank Credit

				Convenience
				translation into
				US dollars
	January 1	December 31		(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
Short-term bank credit (1)	2,407	-	447,679	118,590
Current maturities of long-term liabilities (2)	3,558	2,797	149	40

	5,965	2,797	447,828	118,630

(1)	Annual interest rates as at December 31, 2009 are 1.9%-2.34%.

(2)	As at December 31, 2009 presented under liabilities classified as held-for-sale.

Note 14 - Trade and Other Payables

				Convenience
				translation into
				US dollars
	January 1	December 31		(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
Trade payables
Outstanding debts	164,208	140,787	164,335	43,532
Notes payable	327	268	302	80

Total trade payables (1)	164,535	141,055	164,637	43,612

Other payables
Liabilities to employees and other liabilities for salaries	20,046	17,580	18,241	4,832
Institutions	4,394	3,826	2,914	772
Accrued expenses and other payables	34,248	44,442	50,401	13,352

Total other payables (1)	58,688	65,848	71,556	18,956

(1)	Total trade and other payables as at December 31, 2009 presented under liabilities classified as held-for-sale, except for NIS 2,600 other payables presented under short-term other payables.

The Company’s exposure to interest rate and currency risks and a sensitivity analysis for financial assets and liabilities are disclosed in Note 17 on financial instruments.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 15 - Debentures

A.           Issuance of debentures

During the period from March 2007 to May 2007, the Company issued a total of NIS 425 million par value Series A debentures to institutional investors at par value. The debentures, together with the accrued interest, are payable in eight equal payments on March 15 of each year starting from March 15, 2009 and are linked to the Israeli CPI. The debentures bear annual interest at the rate of 4.75%.

The debentures have the following terms:

-
The Company is entitled to increase the series of the debentures and to issue additional series at the same terms, providing that this does not cause the credit rating of the outstanding debentures to decrease below the rating prior to the issuance.

-	The Company is prohibited from creating any liens on the Company’s assets without the prior approval of the general meeting of the debentures holders.

-
The Company may not repay all or any portion of its shareholders’ loans for as long as the ratio of net debt (without the shareholders’ loans) to EBITDA (defined as operating income before financial expenses, taxes on income, depreciation and amortization) is more than two for the prior four quarters.

-
The Company is entitled to make an early redemption of the debentures, in whole or in part, in the last two weeks of each quarter. The amount payable will be the higher of:  the principal plus accrued interest and linkage differences as at that date; or the present value of future cash flows as at that date based on a yield of Israeli Government Bonds + 0.3%.

-
The debentures holders are entitled to demand the immediate redemption of the debentures or are obligated to do so if a resolution is passed in a legal general meeting of the debenture holders in the following events:

a.	The winding-up, dissolution or liquidation of the Company.
b.	Non-payment by the Company of the amounts required according to the terms of the debentures.
c.	A foreclosure is imposed on the Company’s principal assets.
d.	Breach of a material provision of the debentures.

As at the date of these financial statements the Company was in compliance with the financial covenants of the debentures.  The debentures were listed for trading on TASE on November 28, 2007.

B.           Debentures buyback program

On November 25, 2008, the Company’s Board of Directors announced that it had authorized the repurchase of up to NIS 100 million of the Company’s Series A debentures.  As at December 31, 2009, the Company repurchased approximately NIS 16 million of these debentures. These transactions generated a gain of approximately NIS 3.1 million which has been recorded in the year ended December 31, 2008.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 16 - Financial Risk Management

The Company is exposed to the following risks from its use of financial instruments:

•	Credit risk
•	Liquidity risk
•	Market risk (including currency, interest and other market price risks)

The Company's risk management policies are established to identify and monitor risks and minimize the possible influence that results from these exposures, according to its evaluations and expectations of the parameters that affect the risks. The Company uses derivative instruments in order to partially hedge its exposure to foreign currency.

Credit risk
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company's receivables from customers and investment securities.

Trade and other receivables
Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. The Company conducts credit evaluations on receivables over a certain amount, and requires financial guaranties against them. Management monitors outstanding receivable balances and the financial statements include appropriate allowances for estimated irrecoverable amounts. For all reported periods, no single customer accounted for more than 10% of the Company’s revenues or accounts receivables.

Investments
The Company’s marketable securities consist of corporate debt securities and equity securities. The Company’s investment policy, approved by the Investment Committee, that was established by the Company's Board of Directors, limits the amount the Company may invest in any one type of investment or issuer, thereby reducing credit risk concentrations.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and extreme conditions, without incurring unacceptable losses or risking damage to the Company's reputation.

The Company's policy is to ensure that it has sufficient cash and cash equivalents to meet expected operational expenses, including financial obligations.  In addition, as at December 31, 2009, the Company has a NIS 450 million overdraft facility that is unsecured.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 16 - Financial Risk Management (cont’d)

Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates will affect the Company's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Interest rate risk
The Company is exposed to fluctuations in the interest rate, including changes in the CPI, as the debentures are linked to the CPI. As part of its risk management policy the Company has invested in bonds that are linked to the CPI in order to partially hedge the exposure to changes in the CPI.

Currency risk
The Company's operating income and cash flows are exposed to currency risk, mainly due to trade receivables and payables denominated in foreign currency, mainly the US dollar. The Company also manages bank accounts that are denominated in a currency other than its respective functional currency, primarily US dollar. As part of its risk management policy the Company uses forward and option contracts to partially hedge the exposure to fluctuations in foreign exchange rates.

Capital management
The Company's policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Company has never distributed dividends since inception.

Note 17 - Financial Instruments

A.           Credit risk

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date is described in the table below:

			Convenience
			translation into
			US dollars
	December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Cash and cash equivalents	60,652	939,668	248,919
Available-for-sale marketable securities	105,830	19,019	5,038
Marketable securities held for trading	76,742	79,622	21,092
Trade receivables	209,359	-	-
Parent company receivables	-	769	204
Related parties receivables	-	3,552	941
Other receivables	1,798	-	-
Derivative contracts	-	3,565	944

	454,381	1,046,195	277,138

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 17 - Financial Instruments (cont'd)

B.           Liquidity risk

The following are the contractual maturities of financial liabilities, including estimated interest payments:

	December 31, 2008
	Carrying	Contractual	6 months			More than
	amount	cash flows	or less	1-3 years	3-5 years	5 years
	NIS
Non-derivative financial liabilities
Current maturities of long-term liabilities and short-term bank credit	2,797	2,797	2,797	-	-	-
Loan from the parent company	111,344	111,344	111,344	-	-	-
Trade payables	141,055	141,055	141,055	-	-	-
Other payables	35,788	35,788	35,788	-	-	-
Parent company payables	1,410	1,410	1,410	-	-	-
Related company payables	2,228	2,228	2,228	-	-	-
Debentures	480,785	558,706	100,733	143,907	133,461	180,605
Long-term liabilities	143	143	-	143	-	-
Total	775,407	853,471	395,355	144,050	133,461	180,605
Derivative financial liabilities
Forward exchange contracts	1,055	1,055	1,055	-	-	-

	December 31, 2009
	Carrying	Contractual	6 months			More than
	amount	cash flows	or less	1-3 years	3-5 years	5 years
	NIS
Non-derivative financial liabilities
Short term bank credit	447,679	447,679	447,679	-	-	-
Loans from the parent company	325,569	331,655	331,655	-	-	-
Other payables	2,600	2,600	2,600	-	-	-
Parent company payables	3,676	3,676	3,676	-	-	-
Debentures	414,388	475,451	76,055	143,977	133,132	122,287
Total	1,193,912	1,261,061	861,665	143,977	133,132	122,287

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 17 - Financial Instruments (cont'd)

C.           Linkage and foreign currency risks

(1)           The exposure to linkage and foreign currency risk

The Company’s exposure to linkage and foreign currency risk was as follows based on notional amounts:

	December 31, 2008

			Foreign
			currency linked
	Unlinked	CPI-linked	(mainly U.S dollar)	Total
	NIS	NIS	NIS	NIS
Cash and cash equivalents	4,947	-	55,705	60,652
Marketable securities	46,190	182,572	-	228,762
Trade receivables	172,923	-	30,086	203,009
Other receivables	1,798	-	-	1,798
Long-term trade receivables	6,350	-	-	6,350
Total assets	232,208	182,572	85,791	500,571

Current maturities of debentures	-	96,498	-	96,498
Current maturities of long-term liabilities	-	-	2,797	2,797
Loans from parent company	111,344	-	-	111,344
Trade payables	66,235	-	74,820	141,055
Other payables	35,788	-	1,055	36,843
Parent company payables	1,410	-	-	1,410
Related party payables	2,228	-	-	2,228
Debentures	-	384,287	-	384,287
Long-term liabilities	-	-	143	143
Total liabilities	217,005	480,785	78,815	776,605
Total exposure in the statement of financial position	15,203	(298,213)	6,976	(276,034)
Currency futures transactions
Dollar/NIS forward transactions	(256,090)	-	256,090	-

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 17 - Financial Instruments (cont'd)

C.           Linkage and foreign currency risks (cont’d)

(1)           The exposure to linkage and foreign currency risk (cont’d)

	December 31, 2009

			Foreign
			currency linked
	Unlinked	CPI-linked	(mainly U.S dollar)	Total	Total
	NIS	NIS	NIS	NIS	US$
Cash and cash equivalents	935,402	-	4,266	939,668	248,919
Marketable securities	-	98,641	-	98,641	26,130
Parent company receivable	769	-	-	769	204
Related party receivables	3,552		-	3,552	941
Other receivables	3,565	-	-	3,565	944
Assets classified as held-for-sale	198,021	-	26,157	224,178	59,385
Total assets	1,141,309	98,641	30,423	1,270,373	336,523

Current liabilities

Current maturities of long- term liabilities and short term bank credit	447,679	-	-	447,679	118,590
Current maturities of debentures	-	72,208	-	72,208	19,128
Loans from parent company	325,569	-	-	325,569	86,243
Other payables	2,600	-	-	2,600	689
Parent company payables	3,676	-	-	3,676	974
Liabilities classified as held-for-sale	128,093	-	83,116	211,209	55,949
Debentures	-	342,180	-	342,180	90,644
Total liabilities	907,617	414,388	83,116	1,405,121	372,217

Total exposure in the statement of financial position	233,692	(315,747)	(52,693)	(134,748)	(35,694)

The Group’s exposure to CPI and foreign currency risks for derivative financial instruments:

	December 31, 2008
	Currency/linkage	Currency/linkage		Par value
	receivable	payable	Expiry date	(currency)	Fair value

Instruments not used for hedging:
Forward exchange contracts	USD	NIS	2009	67,000	1,055

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 17 - Financial Instruments (cont'd)

C.           Linkage and foreign currency risks (cont’d)

(1)           The exposure to linkage and foreign currency risk (cont’d)

Information regarding the CPI and significant exchange rates:

	Year ended December 31		December 31
	2008	2009	2008	2009
	Rate of change		Reporting date spot rate
	%	%	NIS	NIS
1 US dollar	(1.14)	(0.71)	3.802	3.775
1 euro	(6.39)	2.73	5.297	5.442
CPI in points	3.80	3.92	125.50	130.42

(2)           Sensitivity analysis

A strengthening of the NIS against the following currencies as at December 31, 2009 and 2008 and an increase in the CPI would have increased (decreased) equity and profit or loss by the amounts shown below. This analysis assumes is based on the assumption that all other variables, in particular interest rates, remain constant. The analysis is performed on the same basis for 2008.

		Convenience
		translation into
		US dollars
	Equity/profit	(Note 2)
	or loss	2009
	NIS	US$
December 31, 2009
1 US dollar - 10% strengthening of the shekel against the dollar	5,269	1,396
CPI - 10% strengthening beyond the inflation forecast (*)
(inflation forecast of 2% per year)	(6,946)	(1,840)

December 31, 2008
1 US dollar - 10% strengthening of the shekel against the dollar	(25,123)	(6,655)
CPI - 10% strengthening beyond the inflation forecast (*)
(inflation forecast of 2% per year)	(6,561)	(1,738)

(*)	Sensitivity rates are determined according to assessments based on variable conditions in the economy.

A weakening of the NIS against the above currencies and a decrease in the CPI as at December 31 would have had the equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 17 - Financial Instruments (cont'd)

D.           Interest rate risk

(1)           Profile

At the reporting date the interest rate profile of the Company’s interest-bearing financial instruments was:

			Convenience
			translation into
			US dollars
	December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Fixed rate instruments
Financial assets	234,123	1,017,588	269,560
Financial liabilities	(480,785)	(1,073,769)	(284,442)
	(246,662)	(56,181)	(14,882)
Variable rate instruments
Financial assets	-	13,692	3,627
Financial liabilities	(111,344)	(113,867)	(30,163)
	(111,344)	(100,175)	(26,536)

(2)           Fair value sensitivity analysis for fixed rate financial liabilities and derivatives

The Company does not account for any fixed rate financial liabilities at fair value through profit or loss, and the Company does not designate derivatives as hedging instruments under a fair value hedge accounting model. Therefore a change in interest rates at the reporting date would not affect profit or loss.

(3)           Sensitivity analysis of cash flow for instruments at variable interest

An increase of 100 basis points in the interest rates would have decreased equity and profit or loss by NIS 1 million (2008: NIS 1.1 million).

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 17 - Financial Instruments (cont'd)

E.           Fair value

(1)	Fair values versus carrying amounts

The table below shows the difference between the carrying amount and the fair value of debentures. The carrying amount of other financial instruments does not differ significantly from their fair value.

	December 31, 2008		December 31, 2009
	Carrying		Carrying
	amount	Fair value	amount	Fair value
	NIS	NIS	NIS	NIS
Debentures
CPI-linked	480,785	434,607	414,388	435,087

The methods used to estimate the fair values of financial instruments are described in Note 4.

(2)           Fair value hierarchy

The table below analyses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

—	Level 1: quoted prices (unadjusted) in active markets for identical instruments
—	Level 2: inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly
—	Level 3: inputs that are not based on observable market data (unobservable inputs)

All investments in trading and available-for-sale securities in the amount of NIS 98,641 (2008: NIS 228,762) are measured at fair value on a recurring basis using Level 1 inputs.  Derivatives financial instruments as at December 31, 2008, in the amount of NIS 1,055 were measured using Level 2 inputs.

Note 18 - Employee Benefits

Employee benefits include post-employment benefits, termination benefits, short-term benefits and share-based payments.

As regards post-employment benefits, the Company has defined benefit plans for which it makes contributions to appropriate insurance policies. The defined benefit plans provide the entitled employees with a lump-sum amount based on legal requirements and personal employment contract. The Company also has a defined contribution plan for some of its employees who are subject to Section 14 of the Severance Pay Law - 1963.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 18 - Employee Benefits (cont'd)

As regards share-based payments see Note 22 on share-based payments.

				Convenience
				translation into
				US dollars
	January 1	December 31	December 31	(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
Present value of unfunded obligations	34	72	72	19
Present value of funded obligations	5,125	6,110	7,101	1,881
Total present value of obligations	5,159	6,182	7,173	1,900
Fair value of plan assets	(17,470)	(16,216)	(20,251)	(5,364)

Total employee benefits (1)	(12,311)	(10,034)	(13,078)	(3,464)

(1)	Presented under long-term employee benefits assets, except for total employee benefits as at December 31, 2009 presented under assets classified as held-for-sale.

A.           Post-employment benefit plans - defined benefit plan

(1)           Movement in the present value of the defined benefit obligations

			Convenience
			translation into
			US dollars
			(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Defined benefit obligation as at January 1	5,159	6,182	1,637
Benefits paid	(4,482)	(4,221)	(1,118)
Current service costs and interest costs	2,075	2,197	582
Actuarial losses recognized in equity	3,430	3,015	799

Defined benefit obligation as at December 31	6,182	7,173	1,900

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 18 - Employee Benefits (cont’d)

A.           Post-employment benefit plans - defined benefit plan (cont’d)

(2)           Movement in the present value of plan assets

			Convenience
			translation into
			US dollars
			(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Fair value of plan assets as at January 1	17,470	16,216	4,296
Contributions paid into the plan	3,588	4,047	1,072
Benefits paid by the plan	(3,756)	(2,258)	(598)
Expected return on plan assets	647	468	123
Actuarial gains (losses) recognized in equity	(1,733)	1,778	471

Fair value of plan assets as at December 31	16,216	20,251	5,364

(3)           Expense recognized in profit or loss

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Current service costs	1,828	1,921	509
Interest costs	248	276	73
Expected return on plan assets	(647)	(468)	(124)
Termination benefits	1,613	-	-

	3,042	1,729	458

The expense is recognized in the following line items in the income statement:

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Salaries	3,441	1,921	509
Finance expense	(399)	(192)	(51)

	3,042	1,729	458

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 18 - Employee Benefits (cont’d)

A.           Post-employment benefit plans - defined benefit plan (cont’d)

(4)           Actual return:

	Year ended		Convenience translation into US dollars
	December 31	December 31	(Note 2)
	2008	2009	2009
	NIS	NIS	US$

Actual return on plan assets	(1,086)	2,246	595

(5)           Actuarial gains and losses recognized in other comprehensive income

			Convenience
			translation into
			US dollars
			(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Cumulative amount as at January 1	-	5,163	1,367
Recognized amount during the period	5,163	1,237	328

Cumulative amounts as at December 31	5,163	6,400	1,695

(6)           Actuarial assumptions

Principal actuarial assumptions at the reporting date (expressed as weighted averages):

	2008	2009
	%	%
Discount rate as at December 31	5.49	5.69
Expected return on plan assets as at January 1	3.70	2.88
Future salary increases (*):
Headquarters and Management	2	2
Private and business services	1.5	1.5

Assumptions regarding future mortality are based on published statistics and mortality tables.

(*)	Future salary increases were determined on the basis of the past experience of the Company, distinguishing between different employee population.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 18 - Employee Benefits (cont’d)

B.           Post-employment benefit plans – defined contribution plan

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$

Amount recognized as expense in respect of defined contribution plan	611	2,314	613

Note 19 - Income Tax

A.           Details regarding the tax environment of the Company

(1)           Amendments to the Income Tax Ordinance and the Land Appreciation Tax Law

On July 25, 2005, the Israeli Parliament passed the Law for the Amendment of the Income Tax Ordinance (No. 147 and Temporary Order) - 2005. This Amendment provides for a gradual reduction in the company tax rate in the following manner: in 2006 - 31%, in 2007 - 29%, in 2008 - 27%, in 2009 - 26% and from 2010 onward the tax rate will be 25%. Furthermore, as from 2010, upon reduction of the company tax rate to 25%, real capital gains will be subject to tax of 25%.

On July 14, 2009, the Knesset passed the Economic Efficiency Law (Legislation Amendments for Implementation of the 2009 and 2010 Economic Plan) - 2009, which provided, inter alia, an additional gradual reduction in the Company tax rate to 18% as from 2016 tax year. In accordance with the aforementioned amendments, the Company tax rates applicable as from the 2009 tax year are as follows: In the 2009 tax year - 26%, in the 2010 tax year - 25%, in the 2011 tax year - 24%, in the 2012 tax year - 23%, in the 2013 tax year - 22%, in the 2014 tax year - 21%, in the 2015 tax year - 20% and as from the 2016 tax year the Company tax rate will be 18%.

Current and deferred tax balances for the periods reported in these financial statements are calculated in accordance with the new tax rates specified in the Economic Efficiency Law.

(2)           Taxation under inflation

The Income Tax Law (Adjustments for Inflation) - 1985 (hereinafter - the Law) is effective as from the 1985 tax year. The Law introduced the concept of measurement of results for tax purposes on a real (net of inflation) basis. The various adjustments required by the aforesaid Law are designed to achieve taxation of income on a real basis.  However, since the financial statements are not adjusted to the CPI from the date Israel is no longer considered a hyperinflationary economy, there are differences between the reported income in the financial statements and the adjusted income for tax purposes, and as a result also temporary differences between the values of assets and liabilities in the financial statements and their tax basis.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 19 - Income Tax (cont’d)

A.           Details regarding the tax environment of the Company (cont’d)

(2)           Taxation under inflation (cont’d)

On February 26, 2008 the Knesset enacted the Income Tax Law (Adjustments for Inflation) (Amendment No. 20) (Restriction of Effective Period) - 2008 (hereinafter - the Amendment). In accordance with the Amendment, the effective period of the Adjustments Law ceased at the end of the 2007 tax year and as from the 2008 tax year the provisions of the law are no longer applied, other than the transitional provisions intended at preventing distortions in the tax calculations.

In accordance with the Amendment, as from the 2008 tax year, income for tax purposes are no longer adjusted to a real (net of inflation) measurement basis. Furthermore, the depreciation of inflation immune assets and carried forward tax losses is no longer linked to the CPI, so that these amounts were adjusted until the end of the 2007 tax year after which they ceased to be linked to the CPI. The effect of the Amendment to the Adjustments Law is reflected in the calculation of current and deferred taxes as from 2008.

(3)
On February 4, 2010, the Tax Authorities issued a Temporary Order for amendment to the Income Tax Ordinance for the 2007, 2008 and 2009 Tax Years, prescribing that accounting under IFRSs rules cannot determine taxable income even though the IFRS applies in the financial statements. The amendment has no effect on the Company’s financial statements.

B.           Composition of income tax expenses (income)

			Convenience
			translation into
			U.S. dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Current tax expenses
Current period	17,965	30,960	8,201
Adjustments for prior periods, net	461	392	104
	18,426	31,352	8,305

Deferred tax expenses	3,907	23,863	6,321

	22,333	55,215	14,626

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 19 - Income Tax (cont’d)

C.           Income tax recognized in equity

	Year ended December 31						Convenience
	2008			2009			translation
		Tax			Tax		into
	Before	expenses	Net of	Before	expenses	Net of	US dollars
	tax	(benefit)	tax	tax	(benefit)	tax	(Note 2)
	NIS						US$
Available-for-sale	18,065	(4,516)	13,549	(19,386)	4,846	(14,540)	1,284
Defined benefit plan actuarial losses, net	5,163	(1,291)	3,872	1,236	(309)	927	(82)
Contribution by parent company and ultimateparent company	-	-	-	(8,333)	2,083	(6,250)	552
	23,228	(5,807)	17,421	(26,483)	6,620	(19,863)	1,754

D.	Reconciliation between the theoretical tax on the pre-tax income and the tax expense:

			Convenience
			translation into
			U.S. dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Income before income tax	75,098	202,515	53,646

Statutory tax rate of the Company	27%	26%	26%

Tax calculated according to statutory tax rate	20,276	52,654	13,948

Additional tax (tax saving) in respect of:

Non-deductible expenses	241	663	176
Share-based compensation	926	1,289	341
Utilization of tax losses and benefits from prior years for which deferred taxes were not created	-	3,218	852

Differences between the definition of capital and assets for Israeli tax purposes and other differences	(1,731)	(3,982)	(1,055)
Current year tax losses and benefits for which deferred taxes were not created	1,550	647	171
Taxes in respect of previous years	461	392	105
Effect of change in tax rate	610	334	88

Income tax expenses (income)	22,333	55,215	14,626

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 19 - Income Tax (cont’d)

E.           Deferred tax assets and liabilities

(1)           Recognized deferred tax assets and liabilities

Deferred taxes are calculated according to the tax rate anticipated to be in effect on the date of reversal as stated above.

Deferred tax assets and liabilities are attributable to the following items:

								Convenience
	Property,			Carry-	Unrealized			translation
	equipment		Allowance	forward tax	losses on			into US
	and intangible	Employee	for doubtful	losses and	marketable			dollars
	assets	benefits	debts	deductions	securities	Other	Total	(Note 2)
	NIS	NIS	NIS	NIS	NIS	NIS	NIS	US$
Balance of deferred tax assets (liability) as at January 1, 2008	(21,593)	(761)	5,025	14,648	-	2,052	(629)
Recognized in profit or loss	(3,785)	(1,495)	(70)	(1,224)	2,743	(76)	(3,907)
Recognized in equity	-	1,291	-	-	4,516	-	5,807
Balance of deferred tax asset (liability) as at December 31, 2008	(25,378)	(965)	4,955	13,424	7,259	1,976	1,271	337
Recognized in profit or loss	(9,366)	(1,028)	387	(10,205)	(4,012)	361	(23,863)
Recognized in equity	-	309	-	-	(4,846)	(2,083)	(6,620)	(1,754)
Transfer to assets and liabilities classified as held-for-sale	34,744	1,684	(5,342)	-	-	(950)	30,136	7,983
Balance of deferred tax asset (liability) as at December 31, 2009	-	-	-	3,219	(1,599)	(696)	924	245

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 19 - Income Tax (cont’d)

E.           Deferred tax assets and liabilities (cont’d)

(2)           Unrecognized deferred tax assets and carry-forward tax losses

As at December 31, 2009, the Company has tax losses carry-forwards in the amount of NIS 25,746 (2008: NIS 52,620). In addition, the Company's subsidiary has tax losses carry-forwards in the amount of NIS 27,800 (2008: NIS 25,200).

Deferred taxes in respect of losses carry-forward losses were not recognized in cases where future taxable income against which they can be utilized is not foreseen. Under existing tax laws, there is no time limit on utilizing tax losses or on utilizing deductible temporary differences.

As a result, as at December 31, 2009, deferred taxes were not created on carryforward losses of the Company in the amount of NIS 12,900 and on carryforward losses of a subsidiary in the amount of NIS 27,800 (2008: NIS 25,200).

F.	Tax assessments

The Company and its subsidiary have tax assessments that consider to be final up to and including the tax year ended December 31, 2005.

Note 20 - Commitments and Contingencies

A.           Contingent liabilities

1.
On January 2, 2005, a claim was made against the Company and three other companies regarding alleged infringement of Israeli Patent No. 76993 (the “2005 Claim”). The 2005 Claim states that the monetary amount cannot be determined at this stage and that it has been assessed for the purpose of court fees only at NIS 10 million, against all defendants collectively and separately. On July 17, 2005, a statement of defense was filed against plaintiffs and a third party notice was filed against the providers of the telecommunications systems allegedly infringing on the patent (the “Third Party Defendants”), seeking indemnification and compensation for any liability that may be imposed in the context of the 2005 Claim (the “Third Party Proceedings”). The plaintiffs have also initiated similar proceedings against other telecommunication companies in other countries, including the United Kingdom and the United States. Some telecommunication companies, including one of the initial defendants named in this 2005 Claim, have settled with the plaintiffs and obtained a license, whereas other telecommunication companies have refused to settle. One of the Third Party Defendants in the Third Party Proceedings is Nortel Networks Israel (Sales and Marketing) Ltd. (“Nortel Israel”). Further to insolvency proceeding which has been taken against Nortel, on November 24, 2009, the Company and Nortel Israel's Trustees have reached a Settlement Agreement, resolving all disputes in connection with the Third Party Proceedings, between the Company and Nortel Israel (“Settlement Agreement”). Under the terms of the Settlement Agreement, Nortel Israel paid the Company NIS 420,000 (“the First Consideration”), and an additional amount of up to NIS 367,500 will be paid out of the future consideration that may be received by Nortel Israel from future sales of its divisions or business activities to third parties.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 20 - Commitments and Contingencies (cont’d)

A.           Contingent liabilities (cont’d)

2.
In June 2006, the Ministry of Communications demanded that 012 Golden Lines pay NIS 7.5 million in royalties based on its calling card income for the years 1997 through 2000. In response to the Ministry of Communications’ demand, 012 Golden Lines provided a legal opinion indicating that the demand is beyond the scope of authority of the Ministry of Communications. The response by 012 Golden Lines also included a demand for the return of NIS 9.9 million in previously made payments to the Ministry of Communications due to overcharges.

Representatives of the Ministry and the Company met during July 2008 in order to discuss this dispute. Recent exchanges with representatives of the Ministry indicate that the Ministry would be willing to settle this dispute if an amount of approximately NIS 700,000 will be paid to it.

3.
As part of the agreement with Ampal, as described in Note 6, all of the legal proceedings which related to the Company's legacy communication business, including the legal proceedings mentioned in this financial report, were fully assumed by Ampal.

B.           Commitments

The Board of Directors resolved to indemnify the directors and officers of the Company for damages that they may incur in connection with the Company being a public company, to the extent that these damages are not covered by the directors' and officers' liability insurance.

Note 21 - Capital and Reserves

A.           Share Capital

In September 2007 and on October 10, 2007, the Company's shareholders approved the following:

1)	Reorganizing the share capital so that each ordinary share of NIS 1 par value would be split into 10 ordinary shares of NIS 0.1 par value.

2)	Increasing the authorized share capital from 13,800,000 ordinary shares of NIS 0.1 par value to 50,000,000 ordinary shares of NIS 0.1 par value.

3)
Issuing 17,815,860 fully paid shares of NIS 0.1 par value to the Parent Company in respect of the contribution of the assets and liabilities of the Communication Business which were not previously owned by the Company.

4)	Allotting 554,140 fully paid dividend shares of NIS 0.1 par value to the Parent Company.

Following the consummation of the above transactions, the Company had 18,370,000 ordinary shares of NIS 0.1 par value issued and fully paid.

During November 2007, the Company consummated an initial public offering in which it sold 6,675,000 ordinary shares at a price of $12 per share. In December 2007, the underwriters exercised their over allotment option for the purchase of an additional 315,000 ordinary shares. Net proceeds to the Company from the IPO, including sale of the additional shares to the underwriters, net of commissions and expenses was $77,838.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 21 - Capital and Reserves (cont’d)

B.           Treasury shares

On December 30, 2008, the Company's Board of Directors announced a share buyback program under which management is authorized to re-purchase up to $10 million of the Company's Ordinary shares.

As at December 31, 2009, 19,230 shares have been purchased.

C.           Reserve for available-for-sale financial assets

The reserve comprises the cumulative net change in the fair value of available-for-sale financial assets until the investments are derecognized or impaired.

Note 22 - Share-Based Payments

2007 Equity Incentive Plan

In February 2008, the Company's Board of Directors approved a share based incentive plan for its employees, directors and service providers. Under its equity incentive plan, the Company may grant its directors, officers and employees restricted shares, restricted share units and options to purchase its ordinary shares. The total number of ordinary shares available for grant under the plan is 2,250,000, which will be reduced by two shares for each restricted share unit or restricted share that the Company grants under the plan with a per share or unit purchase price lower than 100% of fair market value of its ordinary shares on the date of grant and by one share for each option that the Company grants under the plan.

Restricted shares, restricted share units and options granted under the equity incentive plan will generally vest over four years from the grant date. Any option not exercised within seven years of the grant date will expire. If the Company terminates the employment of an employee for cause, all of his or her vested and unvested options expire immediately and all unvested restricted shares and unvested restricted share units expire immediately. If the Company terminates the employment of an employee for any other reason, the employee may exercise his or her vested options within 60 days of the date of termination and shall be entitled to any rights upon vested restricted shares and vested restricted share units to be delivered to the employee to the extent that they were vested prior to the date his or her employment terminates.

At December 31, 2009 and 2008, there were 1,150,000 ordinary shares available for future grants. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that used the weighted average assumptions in the following table. Since the Company’s shares did not have enough trading history at grant date, expected volatility was computed based on the average historical volatility of similar entities with publicly traded shares.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 22 - Share-Based Payments (cont’d)

2007 Equity Incentive Plan (cont’d)

The risk-free rate for the expected term of the option is based on the Israeli treasury yield curve in effect at the time of grant.

February 2008
Valuation assumptions:
Fair value of option at grant date	NIS 18.03
Share price at grant date	NIS 36.64
Exercise price	NIS 36.64
Expected dividend yield	0%
Expected volatility	52%
Expected term (years)	5
Risk-free interest rate	5.2%

Stock option activity during the periods indicated is as follows:

Weighted
		Weighted	average
		average	remaining
	Number of	exercise	contractual
	of shares	price	term
NIS
Balance at January 1, 2008	-	-
Granted	1,100,000	36.34
Exercised	-	-
Forfeited	-	-
Expired	-	-
Balance at December 31, 2008	1,100,000	36.34	6.25
Balance at December 31, 2009	1,100,000	36.34	5.25
Exercisable at December 31, 2008 and 2009	-	-	-

The total grant date fair value of options granted during the year 2008 was NIS 19,831.

During 2009 an amount of NIS 4,958 was recognized in profit or loss with relation to share-based compensation arrangements granted under the Plan (2008 – NIS 3,429).

Subsequent to balance sheet date all options became fully vested. For more details see Note 30(C).

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 23 - Salaries

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
Salaries and incidentals:
Operating	142,379	141,440	37,467
General and administrative	22,248	22,065	5,845
Share-based compensation	3,429	4,956	1,313

Total salaries and incidentals	168,056	168,461	44,625
Less - salaries recognized in
intangible assets	6,500	10,585	2,804

	161,556	157,876	41,821

Note 24 - General and Operating Expenses

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$
General expenses	654,273	703,269	186,296
Office maintenance	10,100	11,800	3,126
Services and maintenance by sub-contractors	13,900	21,100	5,589
Vehicle maintenance expenses	5,800	4,300	1,139
Royalties to the State of Israel	4,400	3,046	807
Collection fees	5,300	5,400	1,431

	693,773	748,915	198,388

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 25 - Finance Expenses (Income)

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	NIS	NIS	US$

Interest income on bank deposits	(6,625)	(5,520)	(1,462)
Income on marketable securities	-	(71,840)	(19,030)
Foreign exchange differences	(1,015)	(7,275)	(1,927)
Other finance income	(399)	(192)	(51)

Total financing income	(8,039)	(84,827)	(22,470)

Interest expenses on financial liabilities	42,773	36,873	9,767

Finance expenses in respect of transactions with shareholders	5,610	2,524	669
Foreign exchange differences	9,282	7,750	2,053
Change in fair value of financial assets measured
at fair value through profit or loss	5,088	-	-
Other finance expenses	2,330	1,653	438

Total finance expenses	65,083	48,800	12,927

Finance expense (income) recognized in profit or loss, net (1)	57,044	(36,027)	(9,543)

(1)	Less amounts recognized directly in other comprehensive income.

Note 26 - Earnings Per Share

Basic and Diluted earnings per share

The calculation of basic and diluted earnings per share as at December 31, 2009 and 2008 was based on the profit attributable to ordinary shareholders of NIS 147,300 (2008: NIS 52,765) divided by a weighted average number of ordinary shares outstanding of 25,346 thousand (2008: 25,360), calculated as follows:

	Year ended December 31
	2008	2009
	Thousands of	Thousands of
	shares of NIS 1	shares of NIS 1
	par value	par value
Balance as at January 1	25,360	25,360
Effect of own shares held by the Company	-	(14)

Weighted average number of ordinary shares at December 31	25,360	25,346

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 27 - Related Parties

A.           Key management personnel compensation (including directors)

In addition to their salaries, the Company also provides non-cash benefits to directors and executive officers (such as a car, medical insurance, etc.).

Executive officers also participate in the Company’s share option program (see Note 22 regarding share-based payments).

Key management personnel compensation comprised:

			Convenience
	Year ended December 31		translation into
	2008	2009	US dollars
			(Note 2)
	Amount	Amount	2009
	NIS	NIS	US$
Employee benefits	7,972	8,973	2,377

Share-based payments	3,429	4,958	1,313

	11,401	13,931	3,690

			Convenience
			translation into
	Year ended December 31		US dollars
			(Note 2)
	2008	2009	2009
	NIS	NIS	US$

Total compensation to director not employed by the Company	238	265	70

Total compensation to key management personnel employed by the Company	11,401	13,931	3,690

	11,639	14,196	3,760

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 27 - Related Parties (cont’d)

B.           Transactions with related and interested parties

			Convenience
			translation into
			US dollars
	Year ended December 31		(Note 2)
	2008	2009	2009
	Value of transactions
	NIS	NIS	US$
Revenues	6,848	11,818	3,131

Operating expenses	14,726	16,988	4,500

Finance expenses	5,610	2,238	593

				Convenience
				translation into
				US dollars
	January 1,	Year ended December 31		(Note 2)
	2008	2008	2009	2009
	Value of transactions
	NIS	NIS	NIS	US$
Current assets (1)	8,714	-	4,321	1,145

Current liabilities (2)	106,836	114,982	329,245	87,217

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 27 - Related Parties (cont’d)

B.           Transactions with related and interested parties (cont’d)

(1)	As at December 31, 2009, current assets balance includes NIS 2,534 with respect to options to demand loans from parent company and indirect controlling shareholder, as described hereinafter:

a.
On October 29, 2009 the Company approved the receipt of a loan of up to NIS 250 million from IGLD, in support of its acquisition of a controlling interest in Bezeq The Israel Telecommunications Corp., Ltd.

The Company partially exercised this option. For more details see section (2)b below.

b.
For the purpose of financing the acquisition of the controlling interest in Bezeq The Israel Telecommunications Corp., Ltd. (for more details see Note 30A), the Company received an undertaking by Eurocom, whereby Eurocom granted the Company an option to require it to provide upon the Company demand at any time after 120 days a loan of up to NIS 1.2 billion, bearing interest at the “risk-free” or lower rate and subordinated to any committed third-party financing for the abovementioned acquisition.

The Company did not exercise this option

Financing expenses in the amount of NIS 126 thousand were recognized in respect of the option in 2009.

(2)	Current liabilities balance includes loans from parent company, as describe hereinafter:

a.
On March 31, 2007, the parent company, Internet Gold provided the Company with a long-term loan of NIS 100.6 million, bearing the prime interest rate published from time to time by the Bank of Israel.

Internet Gold and the Company agreed that the due date would not be prior to October 1, 2008.

As at December 31, 2008 and 2009, the loan is payable upon Internet Gold's demand.

b.
In November 2009, the Company exercised partially the option granted by Internet Gold (see section 1 (a) above). Internet Gold provided the Company a NIS 217.5 million loan to the Company, which bears interest at a rate equal to the yield on Israel Government Bonds with an average maturity that is closest to the maturity date of the loan, as such yield is reflected in the average closing price of Israel Government Bonds for the seven trade days preceding the grant of the loan.

According to the option terms, the loan will be repayable in full, plus accrued interest, nine months following the grant of the loan, the payment of which may be accelerated or extended by mutual written consent.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 27 - Related Parties (cont’d)

B.           Transactions with related and interested parties (cont’d)

c.	The Balance of outstanding loans from parent company as at December 31, 2009 and 2008 and January 1, 2008 is as follows:

				Convenience
				translation into
				US dollars
	January 1	December 31		(Note 2)
	2008	2008	2009	2009
	NIS	NIS	NIS	US$
Loans from Parent Company	105,733	111,344	325,569	86,243

Financing expenses in the amount of NIS 2,399 were recognized in respect of the option and loans in 2009 (NIS 5,610 in 2008).

d.	After the balance sheet date, the aforementioned loans were fully repaid. For more details, see Note 30C.

Note 28 - Company Entities

	Country of	Ownership
	incorporation	interest
		2009	2008
012 Telecom Ltd.	Israel	100%	100%

Note 29 - Explanation of Transition to IFRSs

A.           General

As stated in Note 2A, these are the Company’s first consolidated annual financial statements prepared in accordance with IFRSs.

The accounting policies set out in Note 3 have been applied in preparing the consolidated financial statements for the year ended December 31, 2009, the comparative information presented in these financial statements for the year ended December 31, 2008 and in the preparation of an opening IFRS statement of financial position as at January 1, 2008 (the Company’s date of transition).

In preparing its opening IFRS statement of financial position, the Company has adjusted amounts reported previously in financial statements prepared in accordance with US GAAP. An explanation of how the transition from US GAAP to IFRSs has affected the Company’s financial position, financial performance and cash flows is set out in the following tables and the notes that accompany the tables.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

B.           Reconciliation of equity

			Effect of the			Effect of the
			transition to			transition to
		U.S. GAAP	IFRS	IFRS	U.S. GAAP	IFRS	IFRS
		January 1, 2008			December 31, 2008
	Note	NIS	NIS	NIS	NIS	NIS	NIS
Assets
Cash and cash equivalents		229,895	-	229,895	60,652	-	60,652
Marketable securities		-	-	-	76,742	-	76,742
Trade receivables		194,964	-	194,964	203,009	-	203,009
Parent company receivable		6,553	-	6,553	-	-	-
Related parties receivables		2,161	-	2,161	-	-	-
Other receivables		19,804	-	19,804	23,038	-	23,038
Deferred tax assets	4, 13	9,396	(9,396)	-	17,838	(17,838)	-
Total current assets		462,773	(9,396)	453,377	381,279	(17,838)	363,441
Long-term trade receivables		3,460	-	3,460	6,350	-	6,350
Marketable securities		-	-	-	152,020	-	152,020
Employee benefit assets	1	18,453	(6,142)	12,311	16,499	(6,465)	10,034
Property and equipment	5	160,211	(26,099)	134,112	169,406	(31,999)	137,407
Other assets	6, 7, 12	295,592	(295,592)	-	291,607	(291,607)	-
Intangible assets	2, 5, 7, 9	202,376	442,245	644,621	174,640	451,297	625,937
Goodwill	9	411,171	(411,171)	-	411,171	(411,171)	-
Deferred expenses	6	-	288,653	288,653	-	284,581	284,581
Deferred tax assets	4, 13	-	-	-	-	1,271	1,271
Total non-current assets		1,091,263	(8,106)	1,083,157	1,221,693	(4,093)	1,217,600
Total assets		1,554,036	(17,502)	1,536,534	1,602,972	(21,931)	1,581,041

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

B.           Reconciliation of equity (cont’d)

			Effect of the			Effect of the
			transition to			transition to
		U.S. GAAP	IFRS	IFRS	U.S. GAAP	IFRS	IFRS
		January 1, 2008			December 31, 2008
	Note	NIS	NIS	NIS	NIS	NIS	NIS

Liabilities
Current maturities of long-term liabilities and short -term bank credit		5,965	-	5,965	2,797	-	2,797
Current maturities of debentures		-	-	-	96,498	-	96,498
Loan from parent company		105,733	-	105,733	111,344	-	111,344
Trade payables		164,535	-	164,535	141,055	-	141,055
Other payables and accrued expenses	4,8	100,558	(100,558)	-	115,339	(115,339)	-
Other payables		-	58,688	58,688	-	65,848	65,848
Parent company payable		1,103	-	1,103	1,410	-	1,410
Related party payables		-	-	-	2,228	-	2,228
Current tax liabilities	4	-	26,527	26,527	-	22,182	22,182
Deferred income	8	-	3,833	3,833	-	3,742	3,742
Total current liabilities		377,894	(11,510)	366,384	470,671	(23,567)	447,104
Debentures	12	437,460	(1,964)	435,496	385,919	(1,632)	384,287
Long-term liabilities		23,294	-	23,294	143	-	143
Deferred tax liabilities	4, 8	29,027	(28,401)	626	25,535	(25,535)	-
Liabilities for employee severance benefits	1	32,318	(32,318)	-	32,430	(32,430)	-
Total non-current liabilities		522,099	(62,683)	459,416	444,027	(59,597)	384,430
Total liabilities		899,993	(74,193)	825,800	914,698	(83,164)	831,534
Equity
Share capital		2,536	-	2,536	2,536	-	2,536
Share premium	2,10	611,615	-	611,615	612,009	(394)	611,615
Capital reserve for financial assets available-for-sale	3	-	-	-	-	(13,549)	(13,549)
Accumulated other comprehensive loss	3	-	-	-	(14,645)	14,645	-
Retained earnings	10, 14	39,892	56,691	96,583	88,374	60,531	148,905
Total equity		654,043	56,691	710,734	688,274	61,233	749,507
Total liabilities and equity		1,554,036	(17,502)	1,536,534	1,602,972	(21,931)	1,581,041

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

C.           Reconciliation of statement of income

		Year ended December 31, 2008
			Effect of
		US	transition to
		GAAP	IFRS	IFRS
	Note	NIS	NIS	NIS
Revenues		1,106,203	-	1,106,203
Cost of revenues	11	753,416	(753,416)	-
Selling and marketing	11	162,274	(162,274)	-
General and administrative	11	55,913	(55,913)	-
Depreciation and amortization	2, 11	-	112,027	112,027
Salaries	1, 11	-	161,556	161,556
General and operating expenses	11	-	693,773	693,773
Other operating expenses		6,705	-	6,705
Operating income		127,895	4,247	132,142

Finance expense	3, 4	64,879	204	65,083
Finance income	1	7,640	399	8,039
Net finance expense		57,239	(195)	57,044

Income before income tax		70,656	4,442	75,098
Income tax	4, 14	22,174	159	22,333

Net income for the year		48,482	4,283	52,765

Other Comprehensive income:

Net income for the year		48,482	4,283	52,765
Net change in fair value of available-for-
Sale financial assets		(19,527)	(1,106)	(20,633)
Net change in fair value of available-for-
Sale financial assets transferred to profit or loss		-	2,568	2,568
Defined benefit plan actuarial losses, net		-	(5,163)	(5,163)

Income tax on other comprehensive income		4,882	925	5,807

Total comprehensive income for the year		33,837	1,507	35,344
Earnings per share
Basic and diluted earnings per share (in NIS)		1.91	0.17	2.08

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

(1)           Employee benefits

Under US GAAP, the liability for employee severance benefits was measured by multiplying the years of tenure by the last monthly salary of the employee (i.e. one monthly salary for each year of tenure) at each balance sheet date, and the amount funded for severance pay that has been accumulated for the liability is measured based on redemption values at each balance sheet date. In addition, under US GAAP, amounts funded with severance pay funds were presented as long term assets. On the date of transition to IFRS, all the net liabilities in respect of post-employment benefits of employees and other long-term benefit plans are measured in accordance with the provisions of IAS 19, Employee Benefits, on the basis of actuarial estimates and discounted amounts and takes into account, among other things, future salary rises and turnover. In addition, the amount funded is measured at its fair value. The said amounts funded comprise “plan assets” as defined in IAS 19, and hence, were set off from the liability for employee rights upon retirement for the purpose of statement of financial position.

The Company elected as its accounting policy to recognize actuarial gains or losses directly in retained earnings, according to the alternatives provided in IAS 19, since this alternative reflects the proper fair value of the net liabilities to the employees on the cutoff date. Furthermore, under this alternative the statements of income reflect more appropriately reflects the results of operations of the Company, thus preventing fluctuations in respect of actuarial gains and losses.

(2)           Acquisition of assets from IGLD

In June 2008, the Company acquired the international communication agreements of UUNET from IGLD for the consideration of NIS 3,035. Under US GAAP, assets acquired were recorded at IGLD’s historical cost basis determined under U.S. GAAP in accordance with the guidance of Staff Accounting Bulletin 5G, “Transfer of Non-Monetary Assets by Promoters or Shareholders”, which was zero. The consideration paid by the Company was recorded against additional paid-in capital as a capital contribution from a controlling shareholder. In accordance with IFRS, the assets acquired were recorded at fair value which is the amount of consideration paid and are amortized over their useful life. As a result, amortization expenses of NIS 306 for the year ended December 31, 2008 were charged to the income statements.

(3)           Available-for-sale corporate debt securities

Under US GAAP, and in accordance with EITF 96-12, the effective interest rate of available-for-sale debt securities indexed to the CPI is re-calculated at the end of each reporting period, to reflect movements in the CPI. Under IFRS, the Company recalculates the carrying amount by computing the present value of estimated future cash flows at the financial instrument’s original effective interest rate and the adjustment is recognized in profit or loss for the period as income or expense.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

(4)           Current tax liabilities

Under US GAAP, the benefits of uncertain tax positions are recognized only if it is more likely than not that the positions will be sustainable based on their technical merits. Under IFRS, uncertain tax positions are recognized based on the Company’s best estimate of the tax amount expected to be paid.

In addition, under US GAAP, current tax liabilities has been presented under “other payables and accrued expenses” line item. Under IFRS, current tax liabilities are presented separately on the statement of financial position. As a result, current tax liabilities of NIS 26,527 and NIS 22,182 as at January 1, 2008 and December 31, 2008, respectively, were presented separately.

(5)           Classification of software costs

Under US GAAP, computer software is classified within property and equipment. Under IFRS, computer software and capitalized software development costs which are not an integral part of the hardware attributed to them, are treated as intangible assets. As a result, NIS 26,099 and NIS 31,999, as at January 1, 2008 and December 31, 2008, respectively, relating to computer software and to capitalized software development costs, were reclassified from the “Property and equipment” line item to the “intangible assets” line item.

(6)           Deferred expenses

Under US GAAP, payments in respect right-of-use (ROU) of international fiber optic cables were classified within “Other assets” line item. Under IFRS, such payments were classified as deferred expenses. As a result, NIS 288,653 and NIS 284,581 as at January 1, 2008 and December 31, 2008, respectively, relating to such payments, were reclassified from the “Other assets” line item to the “Deferred expenses” line item.

(7)           Licenses for telecom-communication services and other

Under US GAAP, licenses for telecom-communication services were classified within the “Other assets” line item. Under IFRS, such licenses and other are treated as intangible assets. As a result, NIS 4,975 and NIS 5,981 as at January 1, 2008 and December 31, 2008, respectively, relating to such licenses, were reclassified from the “Other assets” line item to the “Intangible assets” line item.

(8)           Deferred income

Under US GAAP, deferred income was classified within “Other payables and accrued expenses” line item. Under IFRS, such deferred income is presented within a separate line item in the statement of financial position. As a result, NIS 3,833 and NIS 3,742 as at January 1, 2008 and December 31, 2008, respectively, relating to such deferred income, were reclassified from the “Other payables and accrued expenses” line item to the “Deferred income” line item.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

(9)           Goodwill

Under US GAAP, goodwill is required to be presented separately on the balance sheet. Under IFRS, goodwill can be included within intangible assets and is not required to be presented separately. As a result, goodwill of NIS 411,171 as at January 1, 2008 and December 31, 2008 was reclassified from “Goodwill” line item to “Intangible assets” line item.

(10)        Share based compensation expenses

Under US GAAP, share based compensation expenses were charged to profit or loss through corresponding increase to additional paid-in capital. Under IFRS, and on the basis of the accounting policy applied by the Company, the Company has reclassified NIS 3,429 thousand as at December 31, 2008 to capital reserve for share-based payments.

(11)        Cost and expenses

Under US GAAP, expenses in the statements of income were classified according to their function (e.g., cost of sales, selling and marketing and administrative etc.), whereas under IFRS, the Company chose to classify expenses in the statements of income according to their nature (e.g., depreciation and amortization, salaries etc.), as permitted under IFRS.

(12)        Issuance expenses on debentures

Under US GAAP issuance expenses on debentures were presented as “Other asset” whereas under IFRS such expenses are presented net of the debentures issued and are part of the effective interest rate of the debentures. As a result NIS 1,964 and NIS 1,632 as at January 1, 2008 and December 31, 2008, respectively, reclassified from the “Other assets” line item to the “Debentures” line item.

(13)        Deferred taxes

Under US GAAP, deferred taxes were classified as current assets or liabilities and non-current assets or liabilities based on the classification of the assets or liabilities to which they relate. Under IFRS, deferred taxes are classified as non-current assets or liabilities even if it is anticipated that they will be realized in the short term. As a result, deferred tax assets in the amount of NIS 9,396 and NIS 17,838 as at January 1, 2008 and December 31, 2008, respectively, were reclassified from current assets to non-current assets or liabilities.

The deferred taxes as presented hereunder have changed based on the aforementioned changes. The changes in the deferred taxes were calculated on the basis of tax rates that are expected to be in effect when the temporary differences reverse.

	January 1	December 31
	2008	2008
	NIS	NIS
Intangible assets	(25,548)	(15,458)
Employee benefits	6,544	6,491
Decrease in deferred tax liability	(19,004)	(8,967)

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 29 - Explanation of Transition to IFRSs (cont’d)

(14)           The effect of the aforementioned adjustments on retained earnings is as follows:

	January 1	December 31
	2008	2008
	NIS	NIS
Intangible assets	-	(306)
Marketable securities available-for-sale	-	(1,096)
Employee benefits	26,176	25,965
Deferred taxes	19,004	8,967
Current tax liabilities	11,511	23,572
Share-based compensation	-	3,429

Total equity adjustments	56,691	60,531

Note 30 - Subsequent Events

A.
On April 14, 2010, the Company completed the acquisition of 30.44% of Bezeq’s outstanding shares, for an aggregate cash purchase price of NIS 6.5 billion (approximately $1.72 billion), and became the controlling shareholder of Bezeq. The transaction was made through the Company's wholly-owned subsidiary, B Communications (SP2) Ltd., or SP2.

The acquisition was funded with the proceeds that the Company received from the sale of its legacy communications business and the following loans:

(1)
On the closing date of the acquisition of the Bezeq interest, SP2, which holds the Bezeq interest, received a bank loan from certain banking and financial institutions led by Bank Hapoalim Ltd., or Bank Hapoalim, in a total principal amount of NIS 4.6 billion (approximately $1.24 billion). SP2 also issued to the lenders phantom stock option agreements, under which the lenders received option units, which reflect, in the aggregate, 2% of Bezeq’s share equity (subject to adjustments in certain instances). The “base price” of each unit is NIS 8.62.  However, the total amount that SP2 will pay the lenders under all the phantom stock options together is limited to NIS 125 million (NIS 2.3367 per option unit). The option units are exercisable by the lenders until May 30, 2017, but are due for payment in certain installments. The Bezeq shares that were purchased by SP2 on the closing date, and all of SP2’s other rights and assets (except additional shares of Bezeq that it may acquire in the future) have been pledged to the lenders as security of SP2’s obligations under the loan agreement.  In addition, the Company’s wholly-owned subsidiary SP1, the direct parent company of SP2, has pledged to the lenders the entire equity it holds in SP2 and the debt owed to it by SP2 (other than the amounts that SP2 will pay SP1 according to the terms and the conditions of the loan agreement).

The Loan included a “bullet” floating rate loan, in the amount of NIS 700 million (approximately $185.4 million); with principal and interest payable on November 30, 2010.  SP2 repaid this loan in full following our receipt of a dividend from Bezeq on May 3, 2010.

B Communications Ltd.
(Formerly: 012 Smile Communications Ltd.)

Notes to the Consolidated Financial Statements

(All amounts are in thousands except where otherwise stated)

Note 30 - Subsequent Events (cont’d)

(2)
On February 19, 2010, SP1, entered into a loan agreement with certain entities from the Migdal Insurance and Financial Holdings Ltd. group or Migdal. According to the Migdal loan agreement, on the closing date of the acquisition of the Bezeq interest, SP1 was provided a loan in an amount of NIS 500 million.  The loan with bear annual interest at a rate of 6.81%, linked to the Israeli consumer price index.  In addition, a special interest payment is payable on the date of the final repayment of the loan in order to ensure a certain internal rate of return, or IRR, of the loan principal (without linkage to the Israeli consumer price index), which will be calculated according to a formula that takes into account amounts that SP1 will pay due to early repayment at Migdal’s demand and amounts with respect to which Migdal waived its right to demand their early repayment.  However, in any event the abovementioned IRR will not exceed the IRR which derives from a fixed interest of 6.95%. The Migdal loan is secured by a first ranking pledge on SP1’s rights in the bank account (the “Pledged Bank Account”) into which all payments from SP2 are made, except for certain defined expenses SP1 undertook to maintain in the Pledged Bank Account minimum funds of NIS 22.5 million (linked to the Israeli consumer price index).

B.	On March 24, 2010, the Company completed a private placement of 3,478,000 of its ordinary shares to Israeli institutional investors and its parent company, IGLD.

The offering price of NIS 116 per ordinary share was determined by means of a tender by third party, institutional investors.

Based on IGLD’s irrevocable undertaking to subscribe for approximately 75% of the offering on the same terms and conditions negotiated with the third-party institutional investors, IGLD purchased 2,599,310 ordinary shares, which represent approximately 75% of the shares sold in the private placement.

The private placement proceeds from IGLD were paid to the Company on March 24, 2010 by way of early repayments of shareholders loans:

(a)           NIS 83.2 million from the “March 2007 loan”.

(b)           NIS 218.3 million from the “November 2009 loan” (the loan was fully repaid).

As at May 12, 2010, the remaining outstanding balance of the “March 2007 loan” was fully repaid (NIS 31.5 million).

C.
As a result of the sale of the Company’s legacy telecommunications business to a wholly-owned subsidiary of Ampal, which triggered a change of control event, all of the Company’s options became fully vested. On May 9, 2010, IGLD purchased 1,100,000 Ordinary Shares of the Company in a private transaction with former employees of the Company who had exercised the options to purchase the 1,100,000 Ordinary Shares. The purchase price for such 1,100,000 Ordinary shares was NIS 109 per share (approximately US$ 28.91 per share) or NIS 119.9 million in the aggregate (approximately US$ 31.8 million).